UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DOMINO’S PIZZA, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Domino’s Pizza, Inc.

Annual Meeting of Shareholders

Ann Arbor, Michigan

Tuesday, April 21, 2015

Meeting begins at 10:00 a.m. EDT • Doors open at 9:30 a.m. EDT

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 • 734-930-3030

For further information, call Domino’s Pizza Investor Relations at 734-930-3008.

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the 2015 Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) will be held at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, on April 21, 2015 at 10:00 a.m. Eastern Daylight Time, for the following purposes, all of which are set forth in the accompanying Proxy Statement:

1.	To elect three Class II Directors, specifically named in the Proxy Statement, each to serve until the 2018 Annual Meeting of Shareholders, or until their successors are duly elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the 2015 fiscal year;

3.	To hold an advisory and non-binding vote on the compensation of the Company’s named executive officers;

4.	To authorize the Board of Directors to amend the Company’s Second Restated Certificate of Incorporation to declassify the Board of Directors and to require that all Directors stand for annual election;

5.	To approve the Domino’s Pizza Senior Executive Annual Incentive Plan;

6.	To consider a shareholder proposal from the People for the Ethical Treatment of Animals regarding adding vegan cheeses and vegan meats to the Company’s menu;

7.	To consider a proxy access proposal to allow shareholders to directly nominate directors; and

8.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 25, 2015 are entitled to notice of and to vote at the 2015 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Adam J. Gacek Corporate Secretary

March 12, 2015

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. You may revoke your Proxy at any time, regardless of your voting method, as fully described on page 2 of the accompanying Proxy Statement.

Voting your shares by the enclosed Proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and the Company requests that you indicate your plans in this respect in the space provided on the enclosed form of Proxy or as prompted if you vote electronically. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee that confirms you are the beneficial owner of those shares.

Domino’s Pizza, Inc.

Notice of 2015 Annual Meeting of Shareholders,

Proxy Statement and Other Information

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Domino’s Pizza, Inc. for use at the 2015 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Tuesday, April 21, 2015 at 10:00 a.m. EDT at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, and at any adjournment thereof. The Company has made these materials available to you on the Internet or, upon your request, has delivered printed copies to you by mail or electronic versions by e-mail. The Company will pay the expenses of solicitation of Proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to solicit Proxies from their customers and will reimburse those banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket costs for this solicitation. Further solicitation of Proxies may be made by mail, personal interview and/or telephone by officers, directors and other employees of the Company, none of whom will receive additional compensation for assisting with the solicitation.

This Proxy Statement, along with the Notice of Annual Meeting of Shareholders and form of Proxy, was first made available to shareholders on or about March 12, 2015. As used in this Proxy Statement, references to the “Company,” “Domino’s” or “Domino’s Pizza,” or the first person notations of “we” and “our,” refer to Domino’s Pizza, Inc.

VOTING SECURITIES

Record Date, Issued and Outstanding Shares

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on February 25, 2015 (the “Record Date”). On the Record Date, there were 55,621,467 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Quorum Requirement

Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

VOTING AND PROXIES

Voting Procedures

The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Shareholders may choose to vote; (i) by returning the enclosed Proxy card, (ii) electronically by accessing the Internet site or by using the toll-free telephone number, both of which are stated on the form of Proxy, or (iii) by attending the Annual Meeting and voting in person.

All properly executed Proxies received by mail, and properly authenticated electronic votes recorded through the Internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by mail that do not specify how shares should be voted will be voted in accordance with the Board’s recommendation (“FOR” the election of all Director nominees, “FOR” Proposals Two, Three, Four and Five, and “AGAINST” Proposals Six and Seven).

Revocation of Proxies

Any Proxy given pursuant to this solicitation may be revoked at any time before it is voted either by; (i) signing and returning a new Proxy card with a later date, (ii) submitting a later-dated vote by telephone or via the Internet (only your latest telephone or Internet vote received by 11:59 p.m. Eastern Daylight Time on April 20, 2015 will be counted), (iii) filing with our Corporate Secretary a written notice of revocation dated later than the date of the Proxy being revoked, or (iv) attending the Annual Meeting and revoking or voting in person. Any written notice of revocation should be sent to: Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

Broker Non-Votes

Brokers are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of shareholders are “routine” items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers.

Under current NYSE rules, we believe Proposal Two is a routine matter. Accordingly, if your broker holds shares that you own in “street name,” the broker may vote your shares on Proposal Two even if the broker does not receive instructions from you. We believe Proposal One and Proposals Three through Seven are non-routine matters and, therefore, the broker may not vote your shares on such proposals without receiving instructions from you. If your broker does not vote on a proposal, this is commonly referred to as a “broker non-vote.” Broker non-votes will not be counted as having voted in person or by proxy.

Votes Required

Under Proposal One, Directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting. If you withhold your vote for a particular nominee, then your vote will not count “FOR” such nominee. Broker non-votes will not be treated as votes cast with respect to the election of Directors and, therefore, will have no effect on the outcome of the election of Directors.

Approval of each of the other proposals requires the affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote. No matter currently is expected to be considered at the Annual Meeting other than those listed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROPOSAL ONE: ELECTION OF DIRECTORS

Domino’s currently has a classified Board of Directors consisting of three Class II Directors with terms expiring at the Annual Meeting, three Class III Directors with terms expiring in 2016 and two Class I Directors with terms expiring in 2017. At each annual meeting of shareholders, Directors in one class are elected for a full term of three years to succeed those Directors whose terms are expiring. The Company has included in this Proxy Statement a management proposal to amend the Company’s Second Restated Certificate of Incorporation in order to effect a declassification of the Company’s Board of Directors. If approved by the shareholders, each Director that is elected after this Annual Meeting (and after the filing of such amendment to the Second Restated Certificate of Incorporation with the Delaware Secretary of State) will be elected for a one-year term.

This year, the three Class II Director nominees will stand for election to a three-year term expiring at the 2018 annual meeting. The persons named in the enclosed Proxy will vote to elect David A. Brandon, Diana F. Cantor and Richard L. Federico as Directors unless the Proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by Proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a Director.

Our Nominating and Corporate Governance Committee does not have any specific, delineated qualifications for the nomination of Director candidates. However, the Nominating and Corporate Governance Committee does take into account a number of factors, qualifications and skills that it deems appropriate. The Company and the Board, at a minimum, seek to have Directors with sound business judgment, wisdom and knowledge in his or her field of expertise. Identified and described below are the additional key experiences, qualifications and skills that are important to the Company’s business and that were considered in the selection of the Directors, which factors may change from time to time.

•

Business experience. The Company and the Board believe that the Company benefits from nominating Directors with a substantial degree of business experience. This may include accomplishments or recognized achievements in his or her particular field of practice.

•

Leadership experience. The Company and the Board believe that Directors with experience in significant leadership positions over an extended period, especially President or Chief Executive Officer positions, provide the Company with strategic insights. These Directors generally possess superior leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, long-term strategy, risk management and the methods to drive change and growth.

•

Finance experience. The Company and the Board identified an understanding of finance and financial reporting processes as an important characteristic for our Directors. The Company uses financial measures to evaluate its performance as well as its accomplishment of financial performance targets. In addition, the Board and the Audit Committee oversee the required public disclosure of the Company that includes financial statements and related information.

•

Educational and industry experience. The Company and the Board seek to have directors with relevant education, business expertise and experience as executives, directors, investors or in other leadership positions in the retail sector, including the restaurant industry.

Set forth below are the name, age, principal occupation and qualifications of each nominee for election as a Class II Director and of each continuing member of the Board. The Nominating and Corporate Governance Committee believes that each of the nominees and each of the continuing Directors possess the necessary professional experience and qualifications to contribute to the success of the Company. Information with respect to the business experience and other publicly-held companies on which they serve, or served in the past five years, as a director is set forth below. The number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each Director appears later in this Proxy Statement.

Nominees for Election for Terms Expiring in 2018 (Class II Directors)

Name	Age	Principal Occupation/Business Experience and Qualifications	Director Since
David A. Brandon	62

Principal Occupation/Business Experience: Mr. Brandon served as the Director of Athletics for the University of Michigan from 2010 through 2014. Mr. Brandon has served as Chairman of the Board of Directors since March 1999. Mr. Brandon also served as Chief Executive Officer of Domino’s Pizza, Inc. from March 1999 through March 2010.

Qualifications: Mr. Brandon served as the Company’s Chairman and Chief Executive Officer for eleven years and thereby possesses a deep understanding of the Company’s operations, market development objectives, strategic planning and other internal business aspects of the Company. Mr. Brandon brings to the Board extensive executive experience in marketing and sales. His service as a member of the boards of directors of several other companies, including retailers, also makes him qualified for service as a Director of the Company.

			1999

Diana F. Cantor	57	Principal Occupation/Business Experience: Ms. Cantor has been a Partner with Alternative Investment Management, LLC since January 2010. Ms. Cantor served as a Managing Director with New York Private Bank and Trust from January 2008 through December 2009. Qualifications: Ms. Cantor possesses extensive financial skills and brings to the Board an important financial perspective. Ms. Cantor also provides valuable consumer product and marketing knowledge, as well as significant public company directorship experience, making her qualified for service as a Director of the Company.	2005

Richard L. Federico	60	Principal Occupation/Business Experience: Mr. Federico currently serves as Chairman and Chief Executive Officer of P.F. Chang’s China Bistro, Inc. Mr. Federico has been the Chief Executive Officer or Co-Chief Executive Officer of P.F. Chang’s since September 1997 and has been a Director of P.F. Chang’s since February 1996. Qualifications: Mr. Federico brings to the Board experience in leading a successful publicly-held restaurant concept and overall business acumen, making him qualified for service as a Director of the Company.	2011

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR EACH OF THE ABOVE NOMINEES.

Continuing Directors

The following Directors will continue to serve after the Annual Meeting:

Directors with Terms Expiring in 2016 (Class III Directors)

Name	Age	Principal Occupation and Qualifications	Director Since
J. Patrick Doyle	51

Principal Occupation/Business Experience: Mr. Doyle has served as President and Chief Executive Officer of Domino’s Pizza, Inc. since March 2010 and as a Director since February 2010. Mr. Doyle had served as President, Domino’s USA from September 2007 to March 2010 and as an executive at Domino’s Pizza, Inc. since 1997.

Qualifications: Mr. Doyle’s 18 years of executive roles within the Company provides him with a deep understanding of the Company’s operations, market development objectives, strategic planning and other internal business aspects of the Company. Mr. Doyle’s extensive experience and knowledge of the brand, along with his public company directorship experience, make him qualified for service as a Director of the Company

			2010

James A. Goldman	56	Principal Occupation/Business Experience: Mr. Goldman served as President and Chief Executive Officer of Godiva Chocolatier Inc. from 2004 to 2014. Mr. Goldman was President of the Foods and Beverage Division at Campbell Soup Company from 2001 to 2004. Qualifications: Mr. Goldman brings to the Board experience in leading successful retail companies, overall business acumen and public company directorship experience, making him qualified for service as a Director of the Company.	2010

Gregory A. Trojan	55

Principal Occupation/Business Experience: Mr. Trojan has served as Chief Executive Officer and as a director of BJ’s Restaurants, Inc. since December 2012. Mr. Trojan was the CEO of Guitar Center, Inc. from 2010 through 2012, and President and Chief Operating Officer from 2007 to 2010. Mr. Trojan served as President and Chief Executive Officer of House of Blues Entertainment, Inc. from 1996 to 2006.

Qualifications: Mr. Trojan brings to the Board experience in leading several successful restaurant and retail concepts, overall business experience and financial expertise, making him qualified for service as a Director of the Company.

			2010

Directors with Terms Expiring in 2017 (Class I Directors)

Name	Age	Principal Occupation and Qualifications	Director Since
Andrew B. Balson	48

Principal Occupation/Business Experience: Mr. Balson served as a Managing Director of Bain Capital, LLC, a global investment company, from 2001 to 2013. Mr. Balson became a Principal of Bain Capital in June 1998.

Qualifications: Mr. Balson brings to the Board strategic acquisition experience, a high level of financial literacy and overall business acumen through his executive experience at Bain Capital, LLC. His public and private company board experience and his familiarity with the Company and other restaurant companies, as well as his extended tenure on our Board, make him qualified for service as a Director of the Company.

			1999

Vernon “Bud” O. Hamilton	72

Principal Occupation/Business Experience: Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 until his retirement in 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003. He also served as Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.

Qualifications: Mr. Hamilton brings to the Board business development expertise, financial literacy and overall business experience through his service in various executive positions at Proctor & Gamble. His familiarity with the Company and his tenure on our Board make him qualified for service as a Director of the Company.

			2005

DIRECTOR BACKGROUND INFORMATION

David A. Brandon has served as our Chairman of the Board of Directors since March 1999. Mr. Brandon served as Chairman of the Board and Chief Executive Officer from March 1999 to March 2010. Mr. Brandon was retained by the Company as a Special Advisor from March 2010 to January 2011. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the Board of Directors of Valassis, Inc. from 1997 to 1998. Mr. Brandon served as the Director of Athletics for the University of Michigan from January 2010 to November 2014. Mr. Brandon serves on the Boards of Directors of Herman Miller Inc. and DTE Energy and also previously served on the Boards of Directors of Burger King Corporation, Kaydon Corporation, Northwest Airlines and the TJX Companies, Inc.

Andrew B. Balson has served on our Board of Directors since March 1999, serves as the Chairperson of the Compensation Committee of the Board of Directors and also serves on the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Balson was a Managing Director at Bain Capital, a global investment company, from 2001 to 2013. Mr. Balson became a Principal of Bain Capital in June 1998. Mr. Balson serves on the Boards of Directors of Bloomin’ Brands, Inc., Skylark Co., Ltd. and FleetCor Technologies, Inc. as well as a number of private companies. Mr. Balson also previously served on the Boards of Directors of Burger King Corporation and Dunkin’ Brands, Inc.

Diana F. Cantor has served on our Board of Directors since October 2005, serves as the Chairperson of the Audit Committee of the Board of Directors and also serves on the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Cantor joined Alternative Investment Management, LLC as a Partner in January 2010 and is the Chairman of the Virginia Retirement System, where she also serves on the Audit and Compliance Committee. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is a member of the Board of Directors of Media General, Inc. Universal Corporation, Revlon, Inc. and Knowledge Universe – US. Ms. Cantor also previously served on the Boards of Directors of the Edelman Financial Group Inc., Vistage International and Service King Body and Paint LLC.

J. Patrick Doyle has served as our President and Chief Executive Officer since March 2010 and was appointed to the Board of Directors in February 2010. Mr. Doyle served as President, Domino’s USA from September 2007 to March 2010, Executive Vice President, Team USA from 2004 to 2007, Executive Vice President of International from May 1999 to October 2004 and as interim Executive Vice President of Build the Brand from December 2000 to July 2001. Mr. Doyle served as Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Mr. Doyle serves on the Board of Directors of Best Buy Co., Inc. and also previously served on the Board of Directors of G&K Services, Inc.

Richard L. Federico has served on our Board of Directors since February 2011 and also serves on the Compensation Committee of the Board of Directors. Mr. Federico is currently Chairman and Chief Executive Officer of P.F. Chang’s China Bistro, Inc., based in Scottsdale, Arizona and has served as Chief Executive Officer or Co-Chief Executive Officer of P.F. Chang’s since 1997. Mr. Federico serves on the Board of Directors of Jamba Inc. Mr. Federico is a founding director of Chances for Children.

James A. Goldman has served on our Board of Directors since March 2010 and also serves on the Compensation Committee of the Board of Directors. Mr. Goldman served as President and CEO and Board member of Godiva Chocolatier Inc., based in New York City from 2004 to 2014. He was President of the Foods and Beverage Division at Campbell Soup Company from 2001 to 2004. He worked in various executive positions at Nabisco Inc. from 1992 to 2000. Prior to his work at Nabisco Inc., Mr. Goldman was a senior consulting associate at McKinsey & Co. Mr. Goldman served as a member of the Board of Directors at The Children’s Place Retail from 2006 to 2008, and served on the Compensation Committee. Mr. Goldman is currently on the Board of Trustees of Save the Children in Fairfield, Connecticut, the Board of Directors of the International Tennis Hall of Fame in Newport, Rhode Island and the Advisory Board of FEED Projects in New York, New York. He also served on the Board of Trustees at the YMCA Camps Becket and Chimney Corners in Becket, Massachusetts, from 1992 to 1998.

Vernon “Bud” O. Hamilton has served on our Board of Directors since May 2005, serves as the Chairperson of the Nominating and Corporate Governance Committee of the Board of Directors and also serves on the Audit Committee. Mr. Hamilton served in various executive positions for Procter & Gamble from 1966 through 2003. Mr. Hamilton most recently served as Vice President, Innovation-Research & Development-Global from 2002 through 2003 and served as Vice President of Procter & Gamble Customer Business Development-North America from 1999 to 2001, Vice President of Procter & Gamble Customer Marketing-North America from 1996 through 1998 and President of Eurocos, a wholly-owned subsidiary of Procter & Gamble, from 1994 to 1995.

Gregory A. Trojan has served on our Board of Directors since March 2010 and also serves on the Audit Committee of the Board of Directors. Mr. Trojan is currently the CEO and President of BJ’s Restaurants, Inc., a casual dining restaurant company located in Huntington Beach, California. He was elected to the BJ’s Board of Directors in December 2012. Prior to joining BJ’s, he was the CEO of Guitar Center, Inc. from 2010 through 2012, where he served as President and Chief Operating Officer from 2007 to 2010. From 1998 to 2006, he was CEO of House of Blues Entertainment, Inc., having served as the Company’s President from 1996 to 1998. Mr. Trojan worked in various executive positions at PepsiCo Inc. from 1990 to 1996, most recently as CEO of California Pizza Kitchen. Prior to that, he was a consultant at Bain & Company, The Wharton Small Business Development Center and Arthur Andersen & Co. In addition, he previously served on the Board of Directors of Oakley, Inc.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Domino’s Pizza has a commitment to strong corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s Pizza and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on the Domino’s corporate and investor website biz.dominos.com under the Investors – Corporate Governance section and are available free of charge upon request from the Company’s Corporate Secretary. The Company’s corporate and investor website (“Investors – Corporate Governance” section on biz.dominos.com) also contains the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter and the Audit Committee Charter. All the referenced charters and the other documents referenced herein are available free of charge upon request from the Company’s Corporate Secretary.

The Corporate Governance Principles and the Charter of the Nominating and Corporate Governance Committee set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Corporate Governance Principles, the Board meets at least quarterly in an executive session and in a non-management executive session. The current discussion leader for executive session is generally Mr. Brandon and the current discussion leader for the independent Director session is generally Mr. Balson. The independent Directors meet separately at each quarterly Board meeting.

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board has not established a separate committee to facilitate its risk oversight responsibilities. The Board will continue to monitor and assess whether such a committee would be appropriate. In accordance with NYSE listed company rules, the Audit Committee assists the Board of Directors in its oversight of Domino’s Pizza’s company-wide risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Board of Directors receives regular reports from management, as well as from the Audit Committee and other standing committees regarding relevant risks and the actions taken by management to adequately address those risks.

The Company is required to have a majority of its Board be independent Directors. The Company’s Corporate Governance Principles contain the Company’s standards for director independence. A Director will be designated as independent if he or she; (i) has no material relationship with the Company or its subsidiaries, (ii) satisfies the other criteria specified by NYSE listed company rules, (iii) has no business conflict with the Company or its subsidiaries, and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. The Board has affirmatively determined that the following Directors are independent under that definition:

Andrew B. Balson

Diana F. Cantor

Richard L. Federico

James A. Goldman

Vernon “Bud” O. Hamilton

Gregory A. Trojan

The Corporate Governance Principles further provide that the Directors are invited and expected to attend the Company’s annual meetings of shareholders. Seven of the eight Directors serving at the time attended the 2014 annual meeting of shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. In addition, the

Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to all Directors, officers and employees. The Code of Professional Conduct and the Code of Business Conduct and Ethics are posted on the Company’s corporate and investor website (“Investors – Corporate Governance” section on biz.dominos.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website.

A total of five meetings of the Board of Directors of the Company were held during 2014, and the Board acted via unanimous written consent on two other occasions. Each Director attended at least 75% of the aggregate of; (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served during the period each served as a Director.

In accordance with NYSE requirements, the Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of “independent” Directors, as defined by Section 303A of the NYSE listed company rules. Each committee of the Board has designated responsibilities and regularly reports on their activities to the entire Board.

The Company’s current leadership structure, as established in March 2010, separates the Chairman and Chief Executive Officer roles into two positions. David A. Brandon is the Chairman of the Board and J. Patrick Doyle is the Chief Executive Officer. The Company has determined what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, or other relevant criteria. After considering these factors, the Company determined that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings and presides over meetings of the Board. The Company and the Board believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of our Board of Directors and operating decisions. The Company and the Board feel that this division provides an appropriate balance of operational focus, flexibility and oversight, and they support this structure.

The Company has agreed to implement a majority voting policy with respect to uncontested director elections and plans on implementing such policy beginning at the 2016 annual meeting of shareholders.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Hamilton (Chair) and Balson and Ms. Cantor. The Committee held two meetings in 2014. Each member of the Nominating and Corporate Governance Committee is independent as required under the NYSE listed company rules as discussed above. A Nominating and Corporate Governance Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors – Corporate Governance” section on biz.dominos.com).

The Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualifications, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, further functions include reviewing the succession planning process for senior management of the Company, reviewing the Corporate Governance Principles, making recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommending Directors to serve on committees, overseeing the determinations of director independence, overseeing the annual evaluation of the Board and management and reviewing Board succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a Director. The Nominating and Corporate Governance Committee may use a paid outside search firm to identify possible Directors. In addition to the experience, qualifications and skills for Directors listed under Proposal One, Director candidates will be evaluated according to the qualifications as set forth in the Board’s Corporate Governance Principles, including:

•	High personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying director candidates, the Nominating and Corporate Governance Committee considers diversity in its search for the best candidates to serve on the Board of Directors. The Committee looks to incorporate diversity into the Board through a number of demographics, skills, experiences, including operational experience, and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.

The nominees for election at the Annual Meeting, David A. Brandon, Diana F. Cantor and Richard L. Federico, already serve as Directors of the Company.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2016 annual meeting of shareholders, provided that the names of such nominees are submitted in writing, not later than November 12, 2015, to the Corporate Secretary of Domino’s Pizza, Inc. at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

The members of the Compensation Committee are Messrs. Balson (Chair), Federico and Goldman. Each member of the Compensation Committee is an independent director. The independence of each member of the Compensation Committee is determined annually by the full Board of Directors in accordance with Section 303A.05 of the NYSE listed company rules. In 2014, the Board of Directors determined that each member of the Compensation Committee was independent. The Compensation Committee met three times during 2014, and acted via unanimous written consent on two other occasions, to conduct its required business in accordance with the Compensation Committee Charter. The Compensation Committee Charter, as approved by the Board, reflects the Compensation Committee’s responsibilities, and the Compensation Committee reviews the charter at least once annually. The charter was last reviewed and amended in July 2014 and can be found on the Company’s corporate and investor website (“Investors – Corporate Governance” section on biz.dominos.com).

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations with respect to other executive officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to Director compensation, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, and implementing and administering one or more incentive bonus plans, subject to shareholder approval, that will qualify as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

In February 2014, the Compensation Committee established the annual performance measure, list of participants and target incentive amounts for executives under the Domino’s Pizza Senior Executive Annual Incentive Plan (the “AIP”), approved by the Company’s shareholders in 2010, for senior executives of the Company. For 2014, all of the named executive officers were participants under the AIP.

Audit Committee

The members of the Audit Committee are Ms. Cantor (Chair) and Messrs. Hamilton and Trojan. Each member of the Audit Committee is independent as required under the NYSE listed company rules. The Committee met six times during 2014. The Audit Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors – Corporate Governance” section on biz.dominos.com).

The Board has determined that two of its independent members, Ms. Cantor and Mr. Trojan, are Audit Committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee’s functions include; (i) providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountants, the Company’s system of internal controls, the internal audit function and the Company’s code of ethical conduct, (ii) retaining and, if appropriate, terminating the independent registered public accountants, and (iii) approving audit and non-audit services to be performed by the independent registered public accountants.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public registered accountants are pre-approved. This policy can be found on the Company’s corporate and investor website (“Investors – Corporate Governance” section on biz.dominos.com).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services. All such services were pre-approved by the Audit Committee and rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands):

	2014	2013
Audit fees (1)	$1,193	$1,140
Audit-related fees (2)	60	85
All other fees (3)	2	2

Total	$1,255	$1,227

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audits of certain subsidiaries and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts also include services related to Sarbanes-Oxley Act compliance.

(2)	Includes fees for services related to the audit of the Domino’s advertising fund subsidiary and discussions concerning financial accounting and reporting standards.

(3)	Annual license fee for technical accounting research software.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is governed by a written charter which was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accountants. The Audit Committee has a policy with respect to the pre-approval of non-audit services.

Each member of the Audit Committee is independent as required under the NYSE listed company rules, including those rules applicable to audit committee members. The Board has determined that two of its independent members, Ms. Cantor and Mr. Trojan, are audit committee financial experts under Item 407(d)(5) of Regulation S-K. The Audit Committee met six times during 2014.

In performing its responsibilities, the Audit Committee, in addition to other activities; (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications With Audit Committees), as modified or supplemented, and (iii) received the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2014 for filing with the SEC (“SEC”).

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company, with such reappointment to be ratified by the shareholders at the Annual Meeting.

Respectfully submitted,

Audit Committee

Diana F. Cantor, Chairperson

Vernon “Bud” O. Hamilton

Gregory A. Trojan

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountants for the current year. Under applicable law, listed company rules and the Company’s By-Laws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of independent registered public accountants.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable. Conversely, if the selection of PricewaterhouseCoopers LLP is not ratified by shareholders, the Audit Committee, in its discretion, could still decide to engage PricewaterhouseCoopers LLP for the 2015 audit if the Company determines such action to be necessary or desirable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the SEC) with respect to the persons believed by the Company to own beneficially more than 5% of the outstanding common stock, par value $0.01 per share, of the Company as of December 31, 2014:

	Common Stock, par value $0.01 per share
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(%)
FMR LLC (1) Edward C. Johnson 3d Abigail P. Johnson 245 Summer Street Boston, Massachusetts 02210	6,965,234	12.54%
Capital World Investors (2) Capital Research Global Investors SMALLCap World Fund, Inc. 333 South Hope Street Los Angeles, CA 90071	5,251,561	9.46%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,974,101	7.16%
Renaissance Technologies LLC (4) Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	3,607,800	6.50%
BlackRock, Inc. (5) 55 East 52nd Street New York, New York 10022	3,383,112	6.09%
Cedar Rock Capital Limited (6) Andrew Brown 110 Wigmore Street London W1U 3RW United Kingdom	3,236,271	5.83%

(1)	Based on a Schedule 13G filed by the shareholder on February 13, 2015, FMR LLC has sole voting power of 135,470 shares of common stock and sole dispositive power of 6,965,234 shares of common stock of the Company. Neither FMR LLC, Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares of common stock owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. FMR Co., Inc. owns more than five percent of the total outstanding common stock of the Company.

(2)

Based on a Schedule 13G filed by the shareholder on February 13, 2015, Capital World Investors, a division of Capital Research and Management Company (“CRMC”), beneficially owns and has sole dispositive power and sole voting power of 5,251,569 shares of common stock of the Company as a result of CRMC acting as investment advisor to various investment companies registered under section 8 of the Investment Company Act of 1940. Based on a Schedule 13G filed by the shareholder on February 13, 2015, Capital Research Global Investors, also a division of CRMC, beneficially owns and has sole dispositive power and sole voting power of 4,213,200 shares of common stock of the Company as a result of CRMC acting as investment advisor to various investment companies registered under section 8 of the Investment Company Act of 1940. Based on a Schedule 13G filed by SMALLCAP World Fund, Inc. (“SMALLCAP”) on

February 13, 2015, SMALLCAP, an investment company registered under the Investment Company Act of 1940 which is advised by CRMC, is the beneficial owner of 3,218,769 of said shares of common stock, or 5.8% of the total outstanding common stock of the Company, by virtue of its sole voting power of 3,218,769 shares of common stock.

(3)	Based on a Schedule 13G filed by the shareholder on February 10, 2015, The Vanguard Group is the beneficial owner of 3,974,101 shares of common stock of the Company, has sole voting power of 36,990 shares, sole dispositive power of 3,941,511 shares and shared dispositive power of 32,590 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 32,590 shares of common stock of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,400 shares of common stock of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)	Based on a Schedule 13G filed by the shareholder on February 12, 2015, Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”), because of RTHC’s majority ownership of RTC, are each deemed to beneficially own and have sole voting power with respect to 3,309,570 shares of common stock, sole dispositive power with respect to 3,466,910 shares of common stock and shared dispositive power with respect to 140,890 shares of common stock of the Company.

(5)	Based on a Schedule 13G filed by the shareholder on January 30, 2015, BlackRock, Inc. beneficially owns and has sole dispositive power with respect to 3,383,112 shares and has sole voting power with respect to 3,189,795 shares of common stock of the Company. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company. No one person’s interest in the common stock of the Company is more than five percent of the total outstanding common stock.

(6)	Based on a Schedule 13G filed by the shareholder on February 17, 2015, beneficial ownership, right to vote and right to dispose of the 3,236,271shares of common stock of the Company is shared between Cedar Rock Capital Limited and Andrew Brown. Cedar Rock and Mr. Brown disclaim beneficial ownership in the shares reported herein except to the extent of their pecuniary interest therein. All securities reported are owned by advisory clients of Cedar Rock Capital Limited. None of the advisory clients individually own more than 5% of the outstanding shares.

The foregoing information is based upon Schedule 13G reports or amendments filed with the SEC by the above beneficial owners in 2015, with respect to their holdings of the common stock of Domino’s Pizza, Inc. as of December 31, 2014.

Security Ownership of Management

The following table sets forth, as of December 28, 2014, the end of the Company’s last fiscal year, information with respect to the Company’s common stock, par value $0.01 per share, owned beneficially by each Director, by each nominee for election as a Director of the Company, by the executive officers named in the Summary Compensation Table starting on page 30 of this Proxy Statement and by all Directors and executive officers as a group, listed on Annex C:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
J. Patrick Doyle (1)	999,373	1.80%
Russell J. Weiner (2)	275,456	*
Richard E. Allison, Jr. (3)	156,308	*
Michael T. Lawton (4)	270,450	*
Kenneth B. Rollin (5)	164,671	*
David A. Brandon	16,421	*
Andrew B. Balson (6)	67,703	*
Diana F. Cantor (7)	26,010	*
Richard L. Federico	8,860	*
James A. Goldman (8)	26,522	*
Vernon “Bud” O. Hamilton (9)	93,451	*
Gregory A. Trojan	13,260	*
All Directors and executive officers as a group (18 persons) (10)	2,718,727	4.90%

*	Less than 1%.

(1)	Includes 907,427 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(2)	Includes 239,992 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(3)	Includes 119,997 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(4)	Includes 213,905 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(5)	Includes 148,997 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(6)	Includes 35,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(7)	Includes 6,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(8)	Includes 6,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(9)	Includes 62,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

(10)	Includes an aggregate of 2,202,124 shares of common stock issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days following December 28, 2014.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or executive officer, or information contained in filings made with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain executive officers and persons who own more than 10% of Domino’s Pizza, Inc. common stock to file initial reports of ownership and reports of changes in ownership of Domino’s Pizza, Inc. common stock with the SEC and the NYSE. The Company assists its Directors and certain executive officers in completing and filing those reports. Domino’s is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its Directors, executive officers and shareholders who own more than 10% of Domino’s Pizza, Inc. common stock were complied with during the last completed fiscal year.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, Messrs. Balson (Chair), Federico and Goldman served on the Compensation Committee. During fiscal 2014, no member of the Compensation Committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had any relationships requiring disclosure by us under Item 407(e) of Regulation S-K. None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during fiscal 2014.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s fiscal 2014 Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Compensation Committee

Andrew B. Balson, Chairperson

Richard L. Federico

James A. Goldman

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2014 Business Performance

Domino’s Pizza’s mission is to be a worldwide leader in the pizza industry and one of the top restaurant brands in the world. To accomplish this, the Compensation Committee of the Board of Directors believes that Domino’s must recruit and retain capable and high-performing executives to help attain the Company’s business goals and objectives, and we have established short and long-term compensation programs that we believe support this mission.

The Company completed another profitable year in 2014. The following table illustrates the Company’s growth in fiscal 2014 in terms of revenues, segment income (as defined and disclosed in Note 11 to the Company’s consolidated financial statements for the fiscal year ended December 28, 2014), income from operations and stock price relative to performance in fiscal 2013 and fiscal 2012.

(Dollars in millions, except stock price)	2014	2013	2012	Change from 2012 to 2014 (%)
Revenues	$1,993.8	$1,802.2	$1,678.4	18.8%
Segment Income	$397.6	$361.9	$323.9	22.9%
Income from Operations	$345.4	$313.8	$282.3	22.3%
Stock Price per Share at Fiscal Year End	$95.45	$70.20	$42.63	123.9%

The Company’s performance during fiscal 2014, and for the three-year period ending with fiscal 2014, demonstrated significantly improved financial results and a corresponding strong growth in the Company’s stock price.

2014 Compensation Program Key Events

The Compensation Discussion and Analysis describes the Company’s executive compensation program, philosophy and objectives as they relate to our 2014 named executive officers described below:

•	J. Patrick Doyle—President and Chief Executive Officer (“CEO”)

•	Russell J. Weiner—President, Domino’s USA and Chief Marketing Officer

•	Richard E. Allison—President, Domino’s International

•	Michael T. Lawton—Executive Vice President, Supply Chain Services and Chief Financial Officer

•	Kenneth B. Rollin—Executive Vice President, General Counsel

Key events with respect to the Company’s 2014 compensation program are as follows:

•	Other than increases associated with promotions or expanded roles, base salaries of named executive officers increased, on average, 5.4%;

•	Three named executive officers were promoted or given additional responsibilities in October 2014 and received additional base salary increases;

•

2014 annual incentive award performance was achieved at 103.3% of target, reflecting strong financial performance and resulting in a payout of awards at 121.9% of target pursuant to the terms of the AIP;

•	The Company adopted a clawback policy, effective in 2015; and

•	The Company adopted a policy of capping payouts of the annual incentive award to 250% of target for any participant under the AIP effective in 2015.

Compensation Program Overview

The Compensation Committee is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the Directors and the Company’s other employees participate. The goal of the Company’s compensation program is to attract, motivate and retain talented individuals to help Domino’s Pizza attain the Company’s business goals and objectives. Domino’s Pizza is committed to achieving long-term, sustainable growth and increasing shareholder value. The Domino’s Pizza compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on both an annual basis as well as a longer-term basis. The Compensation Committee uses total direct compensation as the primary measure of compensation for the named executive officers. The principal elements of total direct compensation for the CEO and other named executive officers are: (i) annual base salary, (ii) annual performance incentives, and (iii) long-term compensation consisting of stock options and performance shares granted under the Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP”), as well as certain perquisites and other benefits.

The Compensation Committee places a significant focus on performance-based compensation, resulting in a target percentage for performance-based compensation for each named executive officer, not including the CEO, being approximately 67% of their respective total direct compensation. For the CEO, the Compensation Committee places even more emphasis on the performance-based components of total direct compensation, so that the total direct compensation is targeted generally to be 82% performance-based compensation. The primary focus on performance-based compensation rewards strong Company financial performance and aligns the interests of the named executive officers with the Company’s shareholders.

Other aspects of the Company’s compensation program are intended to further align our executives’ interests with shareholders and to promote good corporate governance. These include:

•	Stock ownership guidelines for executives;

•	No obligations to provide tax gross-ups on income associated with payments made in connection with a change of control;

•	Cap on maximum annual performance incentives; and

•	No special or supplemental pension or death benefits for current named executive officers.

Compensation Process and Philosophy

Role of the Compensation Committee

The Compensation Committee looks at total direct compensation when determining the level and components of compensation for the named executive officers. The Compensation Committee generally targets the 50th percentile of the applicable benchmark (i.e., peer group or broader quick service restaurant industry) when setting target total direct compensation levels for the CEO and other named executive officers. Incumbent-specific factors, actual performance related to the incentive plan measures used and stock price performance can result in actual total direct compensation that can be above or below the 50th percentile in any given year.

In order to evaluate and maintain the effectiveness of the Company’s current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using professional compensation consultants, currently Towers Watson & Co. (“Towers”), as well as public information about comparable companies within the Company’s industry, and evaluates such levels in light of individual performance as well as the Company’s growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each named executive officer’s responsibilities, as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee attempts to set levels of salary, annual performance incentives, long-term incentives and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.

The Compensation Committee conducted a review of the total direct compensation of the named executive officers of Domino’s Pizza using data provided by Towers. The Compensation Committee targets its total direct compensation of the named executive officers, excluding Mr. Doyle and Mr. Rollin, to be allocated equally between 33% annual base salary, 33% annual performance incentive and 34% long-term incentives. For Mr. Rollin, the Compensation Committee targets total direct compensation to be allocated at 40% annual base salary, 20% annual performance incentive and 40% long-term incentives.

For Mr. Doyle, the Compensation Committee places more emphasis on the performance-based components of total direct compensation, comprised of the annual performance incentive and long-term incentives in the form of stock option grants and performance share grants, so that the CEO’s total direct compensation is targeted generally to be allocated as 18% annual base salary, 36% annual performance incentive and 46% long-term incentives. The Compensation Committee believes that the proportion of the CEO’s performance-based compensation as a component of total direct compensation should be greater than that of the CEO’s annual salary because performance-based compensation serves to align the CEO’s interest with the interests of the Company’s shareholders. For 2014, the amount of annual performance incentive indicated in the Summary Compensation Table as earned by the named executive officers is greater than the respective stated target percentage due to overachievement by the Company in relation to the AIP.

In addition, the Compensation Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the Company’s 2014 annual meeting of shareholders. In light of the shareholders’ continued support of the compensation program offered to the Company’s named executive officers, together with the Company’s superior financial performance, the Compensation Committee made minimal changes to the program during 2014. The Compensation Committee concluded that the Company continues to provide a competitive pay-for-performance package that effectively incentivizes and retains executives. In addition to the factors described above, the Company also engaged in discussions with our key shareholders to solicit feedback regarding our executive compensation programs. As a result of those discussions, and to comply with federal regulations, the Compensation Committee identified select elements of the program as potential areas of concern and addressed the concerns by adopting a clawback policy and adding a maximum payout under our AIP as discussed earlier in this Proxy Statement. The shareholders of the Company previously voted in favor of an annual say-on-pay vote and the Company has elected to follow such advisory vote.

Role of the Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee and to discontinue such services. In accordance with this authority, the Compensation Committee has engaged Towers as an independent compensation consultant to advise the Compensation Committee on matters related to executive compensation. The Company has assessed the independence of Towers pursuant to Item 407(e)(3)(iv) of Regulation S-K and concluded that no conflict of interest exists that would prevent Towers from independently representing the Compensation Committee. In 2014, Towers did not attend any Compensation Committee meetings. However, in December 2014, Towers prepared an analysis on executive competitive pay practices that was provided to the Compensation Committee at the December 2014 meeting. The Compensation Committee has used and intends to continue to use Towers in 2015.

Benchmarking and Peer Group

The Compensation Committee used several peer group and market surveys, including Executive Officer Compensation Studies prepared by Towers in each of 2013 and 2014 reflecting relevant general and quick service restaurant industry compensation levels (referred to as the Tower Studies), for a review of executive compensation at companies in Domino’s Pizza’s peer group. The Compensation Committee evaluates executive compensation by measuring the total direct compensation of the named executive officers against benchmarks of comparable companies described below. The Compensation Committee targeted the annual salary for Mr. Doyle to be between 90% and 100% of the market median and total direct compensation for Mr. Doyle to be above the market median based on industry differences and financial performance and characteristics of the relevant companies. The Compensation Committee targeted the annual salary and total direct compensation for the other named executive officers, on average, within a competitive range around the market median.

For the 2014 compensation decisions, the Company removed CEC Entertainment Inc. and Ruby Tuesday, Inc., and added Bloomin’ Brands, Inc., Burger King Worldwide, Inc. and Dunkin’ Brands Group, Inc. to the peer group because they fit within the revenue and other factors described below.

2014 Peer Group
Bob Evans Farms, Inc.	DineEquity, Inc.
Bloomin’ Brands, Inc.	Dunkin’ Brands Group, Inc.
Brinker International, Inc.	Jack in the Box Inc.
Buffalo Wild Wings, Inc.	Panera Bread Co.
Burger King Worldwide, Inc.	Papa John’s International Inc.
Chipotle Mexican Grill, Inc.	Sonic Corp.
Cracker Barrel Old Country Store, Inc.	The Cheesecake Factory Incorporated
Darden Restaurants, Inc.	The Wendy’s Company

The following criteria were considered in determining the members of the peer group; publicly-traded, restaurant industry, revenues generally between 0.25 times and 3.0 times that of Domino’s Pizza, complexity of business, and recruiting pool for executives.

Role of Executive Officers in Establishing Compensation

The Company’s executive officers have a limited role in the executive compensation process. The CEO, the Executive Vice President of PeopleFirst and the Compensation Committee annually review the performance of each named executive officer and the other executive officers and make recommendations to the Compensation Committee. In addition, the Chairman of the Board and the Chairperson of the Compensation Committee review the performance of the CEO and make recommendations to the Compensation Committee. The scope of these reviews is to evaluate performance for a given year and for compensation planning for the subsequent year. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended salary adjustments or awards to executives. The Compensation Committee ultimately makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to the executive officers.

Use of Tally Sheets

The Compensation Committee, with the assistance of management of the Company, created a tally sheet to facilitate the Compensation Committee’s review of the total compensation of the named executive officers of the Company. In preparation for making decisions on base salary increases, any increase in target annual incentive awards and target long-term incentive award grants, the Compensation Committee reviewed the tally sheets for the named executive officers. The tally sheets contained annual cash compensation (salary and annual performance incentive), other compensation, stock option exercises, stock award vesting events, annual equity grants under the EIP, with Accounting Standards Codification 718 (“ASC 718”) fair market values for the grants, potential severance payments, and equity grant holdings with total in-the-money value at the end of the fiscal year.

Equity Award Processes

Equity awards are generally granted at the regularly scheduled meetings of the Compensation Committee in February and July of each year. The specific date of these meetings is set by the Board of Directors, along with other Board and committee meetings, generally one to two years in advance. On occasion, in connection with new hires, promotions or certain corporate events, equity awards have been granted at other times throughout the year. The Compensation Committee does not have any plans, practices or policies of timing these equity award grants in coordination with the release of material non-public information and the Company does not have any plans, practices or policies of timing the release of material non-public information with the timing of equity awards. The exercise price of stock options is set at the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of the grant.

Components of Total Direct Compensation

Annual Base Salary

The Compensation Committee annually reviews and approves the base salaries, and any adjustments thereto, of the named executive officers. In making these determinations, the Compensation Committee considers various factors such as industry compensation survey data and peer group compensation information found in the Towers Studies, the executive’s employment agreement with the Company, the executive’s individual performance, responsibilities, leadership and years of experience, the performance of the Company with respect to the annual performance incentive measurement, and the total direct compensation package. For 2014, the base salaries for the named executive officers, excluding the CEO, ranged from 99% to 107% of the median base salary from the industry compensation survey data, consistent with the Compensation Committee’s target to pay at the 50th percentile of the benchmark.

The 2014 base salaries for the named executive officers, including any year-over-year change, were:

Executive	2013 Base Salary	2014 Beginning Base Salary	2014 Ending Base Salary		Overall % Change (Year-Over-Year)
J. Patrick Doyle	$875,500	$925,000	$925,000		5.65%
Russell J. Weiner	$455,800	$478,800	$550,000	*	20.67%
Richard E. Allison, Jr.	$435,750	$453,440	$550,000	*	26.22%
Michael T. Lawton	$435,750	$453,440	$500,000	*	14.74%
Kenneth B. Rollin	$414,750	$448,200	$448,200		8.07%

* Changes effective 10/14/2014

Annual Performance Incentives

The following section describes the annual performance incentive for fiscal 2014 for each of the named executive officers of the Company. For Mr. Doyle, the annual performance incentive target was 200% of his annual base salary. For Messrs. Weiner, Allison and Lawton, the annual performance incentive target was 100% of their respective annual base salaries. For Mr. Rollin, the annual performance incentive target was 50% of his annual base salary. These target bonuses were unchanged from fiscal 2013. The Compensation Committee approves annual performance incentives for the named executive officers based on whether the pre-approved incentive targets are met and, in 2014, made awards under the AIP to each of the named executive officers. The Compensation Committee may revise the established performance criteria and establish new performance criteria at its discretion.

The Compensation Committee, Board of Directors and shareholders last approved the AIP in 2010. The AIP allows the Compensation Committee flexibility in establishing the annual participants, performance measures, performance periods and performance targets, including minimum and maximum annual payment thresholds. For 2014, the maximum annual threshold could not exceed $5,000,000 per participant. In December 2014, the Compensation Committee amended the maximum annual threshold under the AIP to be the lessor of (i) 250% of an individual’s annual performance incentive target, or (ii) $5,000,000 per participant. The AIP is now pending shareholder approval, as further described in Proposal Five.

For annual performance incentives granted with respect to fiscal 2014, the measurement of such performance, as applied to all of the named executive officers, was segment income as defined by the Company under Accounting Standards Codification 280 (“ASC 280”), with certain adjustments (referred to as “adjusted net segment income”). The Compensation Committee believes that the use of adjusted segment income is appropriate because it is a reliable barometer for overall success of the Company and it is a primary measure used by management to internally evaluate operating performance and determine future performance targets and long-range planning. The annual performance incentives for fiscal 2014 were designed to permit a potential mid-year payment of 50% of an individual’s annual performance incentive target, but only if the Company exceeded its performance target for the first two fiscal quarters of 2014. Any such mid-year payment would reduce a named executive officer’s annual performance incentive payment by a corresponding amount (but would not have been recouped if the Company did not achieve the annual performance target). Each named executive officer received a mid-year payment under the AIP in fiscal 2014. A named executive officer was not entitled to a year-end payment unless 85% of the annual performance target was attained, and each named executive officer was entitled to receive two-thirds of one percent (2/3%) of a specified percentage of his base salary for every one-tenth of one percent (0.1%) that actual performance exceeded 85% of the annual performance target. The named executive officers would be eligible to receive payments in excess of 100% of their annual performance incentives, in accordance with the same payment scale, and the maximum award amount of $5,000,000 per participant, if the Company achieved greater than 100% of the annual performance target.

For illustrative purposes, assume a named executive officer had an annual base salary of $100,000 per year and was eligible for an annual performance incentive of 100% of his annual salary. Further assume that the Company had an annual performance target of $10,000,000. The Compensation Committee determined that the annual performance result was $10,100,000 or 101.0% achievement of the annual performance target and that the Company exceeded its performance target for the first two fiscal quarters. In such a situation, the Company would pay the named executive officer 106.67% of his annual performance incentive, or $106,670. Additionally, 50%, or $50,000, of the named executive officer’s annual performance incentive (“Mid-Year Payment”) would be paid subsequent to the second fiscal quarter if the Company exceeds its performance target for the first two fiscal quarters. Such Mid-Year Payment is not subject to forfeiture if the Company does not achieve the annual performance target.

For the named executive officers, the annual incentive performance target for 2014 was achievement of $385 million in adjusted segment income. The annual performance target was set to be aggressive, yet realistic to sufficiently motivate executive performance. As described below, the Compensation Committee has raised the annual performance target by more than 10% from the previous year’s target in each of the last five years and, therefore, continued to require superior performance for achievement of the annual performance target.

Fiscal Year	Incentive Target Percentage Increase From Prior Year Incentive Target	Incentive Target Percentage Increase From Prior Year Actual Results	Performance Incentive Payout
2005	6.5%	7.8%	132.0%
2006	11.7%	8.2%	69.0%
2007	5.0%	8.8%	0.0%
2008	-5.9%	6.5%	0.0%
2009	-20.0%	-7.3%	100.0%
2010	15.7%	1.1%	183.4%
2011	18.6%	5.5%	135.8%
2012	11.8%	6.1%	123.2%
2013	10.2%	6.5%	132.6%
2014	11.6%	6.4%	121.9%

Given that the Company paid less than 70.0% of the annual performance incentive to its executives for fiscal 2006 and no annual performance incentive to its executives for fiscal 2007 and fiscal 2008, the Company believes that the annual performance incentive structure for executives that is closely tied to the Company’s performance objectives is relatively difficult to achieve. The annual performance incentive payout for 2014 was above 100% due to the fact that the Company achieved greater than 100% of the 2014 annual performance target, even though the Compensation Committee raised the 2014 target 11.6% from the 2013 target. In addition, because the annual performance targets set by the Compensation Committee were based on the Company’s performance as a whole, the likelihood of each named executive officer achieving his annual performance incentive was equal.

The specific incentive targets established by the Compensation Committee are based on the strategic planning of the Company and take into account a variety of factors including certain plans, programs, commodity pricing and discounts (including long-term supply contracts), product pricing and discounts, volume and sales predictions, marketing plans and expenses, domestic and international store count projections, product initiatives, technological initiatives, macroeconomic conditions and other meaningful information.

The amount of the payouts for 2014 exceeded the target bonus opportunity because actual performance was 103.3% of target performance. Accordingly, pursuant to the terms of the plan described above, the Compensation Committee determined that 121.9% of the target bonus opportunities were earned by the named executive officers.

	2014 Target Annual Incentive		Company Performance	2014 Actual Award Payout
Executive	% of Salary	Dollar Value	% Achievement	% of Target	Dollar Value
J. Patrick Doyle	200%	$1,850,000	103.3%	121.9%	$2,255,150
Russell J. Weiner	100%	$550,000	103.3%	121.9%	$670,450
Richard E. Allison, Jr.	100%	$550,000	103.3%	121.9%	$670,450
Michael T. Lawton	100%	$500,000	103.3%	121.9%	$609,500
Kenneth B. Rollin	50%	$224,100	103.3%	121.9%	$273,178

Beginning in fiscal 2015, the Compensation Committee has imposed a cap on the annual performance incentive of 250% of the target bonus opportunity for each named executive officer.

Long-Term Incentives

The Compensation Committee believes that an equity component of executive compensation serves to align the named executive officers’ interests with creating value for the shareholders. To that end, the Compensation Committee provides and maintains a long-term incentive program administered through its Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP”). Under the EIP, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance share awards, and cash payments intended to defray the cost of awards. The EIP also limits the maximum number of shares for which awards may be granted to any participant in any year to 1,000,000 shares per participant. The limit on shares available under the EIP, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The EIP also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a change of control of the Company, merger or similar corporate transaction by the Company. Awards to the CEO and other named executive officers are also presented to the Board of Directors by the Compensation Committee and are ratified by the Board of Directors. In 2014, the Compensation Committee made awards under the EIP to each of the named executive officers.

Performance Shares. In 2014, the Compensation Committee continued its use of performance shares as a vehicle for long-term compensation. Historically performance share awards were full value awards that consisted of Domino’s Pizza, Inc. common stock with both time-based and performance-based vesting conditions that generally vested over three years in three separate vesting tranches. Beginning in February 2013, performance share grants vest over four years in four separate vesting tranches. Each vesting tranche has its own performance-based vesting condition that is established annually by the Compensation Committee. The performance-based vesting condition for the performance shares granted through fiscal 2014 was the achievement of 85% or more of the performance target for each respective vesting tranche. If the achievement is at or above 85% of the performance target, each respective vesting tranche vests 100% and if the achievement is less than 85% of the performance target, each respective vesting tranche is canceled and forfeited. The performance shares do not contain a provision for partial vesting or vesting in excess of 100% of target shares. All unvested performance shares are canceled upon termination of the named executive officer’s employment, except in certain circumstances such as death and qualified retirement. The specified service and age requirements for qualified retirement by an employee are ten years of continuous service and 55 years of age. Upon the achievement of the qualified retirement requirements, in the event a named executive officer’s employment is terminated, the performance shares will continue to be eligible to vest upon the achievement of the applicable performance criteria. Outstanding, unvested performance shares are also eligible for dividends. Dividends accrue on such unvested performance shares and are delivered to the named executive officers if the performance shares vest.

The Compensation Committee believes that performance shares align with peer group practices to provide a diversified equity compensation strategy. Recipients of performance shares do not receive a benefit from performance shares unless the Company achieves the applicable performance goal and receive incremental benefits as the market price of the Company’s common stock increases. Participation in the Company’s equity incentive programs accomplishes the objective of linking each named executive officer’s opportunity for financial gain to Company performance and increases in shareholder wealth, as reflected by the market price of the Company’s common stock.

Stock Options. In 2014, the Compensation Committee continued its use of stock options as an additional vehicle for long-term compensation. Recipients of stock option grants do not receive a benefit from stock options unless and until the market price of the Company’s common stock increases above the exercise price and the recipient exercises such stock options.

Beginning in February 2013, stock options awarded under the EIP have a maximum term of ten years and vest ratably over four years, and vested options are exercisable for a limited period of time after termination of the executive officer’s employment. Upon death and qualified retirement, any unvested stock options vest and the period of exercisability is extended until the end of the original term of the options. Stock options granted in 2009 through 2012 under the EIP had the same terms as stock options granted in or after 2013, except those stock options generally vested ratably over three years. Stock options awarded prior to 2009 under the EIP had the same terms as stock options granted in 2009 and forward, except those stock options generally vested ratably over five years. All options awarded under the EIP are granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. common stock on the grant date of the award.

The following table shows the long-term incentives granted to each named executive officer in 2014:

Executive	Stock Options	Performance Shares
J. Patrick Doyle	77,630	15,680
Russell J. Weiner	15,960	4,590
Richard E. Allison, Jr.	15,110	4,350
Michael T. Lawton	14,040	4,040
Kenneth B. Rollin	11,750	3,380

In February 2009, the Compensation Committee approved the amendment of existing stock option agreements issued under the EIP and all future equity grant agreements issued under the EIP. These amendments provide for accelerated vesting and extended exercise periods upon the retirement of option holders who have achieved specified service and age requirements. For employees, the specified service and age requirements are ten years of continuous service and 55 years of age. For Directors, the specified service and age requirements are five years of continuous service and 55 years of age. Upon achievement of the service and age requirements, all outstanding unvested equity grants will vest upon such qualified retirement, subject to the achievement of any performance measures attached to such equity grant agreements, and all stock option grants will remain exercisable through the original term of the option grant. As of December 28, 2014, Mr. Lawton was the only named executive officer who had achieved the qualified retirement requirements.

Other Elements of Compensation

Employee Stock Payroll Deduction Plan. The Company maintains the Employee Stock Payroll Deduction Plan, or the ESPDP, adopted in July 2004, to provide employees, including named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPDP is a qualified plan under Internal Revenue Code §423. Shares of the Company’s common stock purchased under the ESPDP have a one-year holding period requirement before employees can sell the shares. The Compensation Committee believes the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it gives employees access to the Company’s equity at a discounted price.

Retirement and Pension Benefits. The Company does not maintain a defined benefit pension plan or retiree medical coverage for the named executive officers.

Deferred Compensation. The Company maintains a nonqualified elective deferred compensation plan, or the DCP, whereby the named executive officers, select senior management and Directors of the Company are permitted to defer their own compensation. Deferred amounts under the DCP are invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP. The DCP is described more fully below.

Perquisites. The Company makes a limited amount of perquisites available to its named executive officers. Each participating executive officer is reimbursed for expenses related to the completion of an annual comprehensive physical for themselves and their spouse as well as personal purchases of Domino’s Pizza food items. Mr. Doyle is also entitled to a certain number of hours of personal use of the Company’s aircraft, as described below. Detailed information regarding perquisites provided to named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Certain Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide the named executive officers and certain other full-time employees with reasonable and competitive levels of benefits for the four contingencies (retirement, death, disability and illness), which will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans; (i) a tax-qualified 401(k) savings plan, and (ii) a non-qualified deferred compensation plan (the DCP referenced above). The 401(k) savings plan is open to all employees age 21 or older who have also worked at least 1,000 hours for the Company. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent (3%) contributed by employees into their 401(k) funds and 50% on each of the fourth and fifth percent (4% and 5%) of employee 401(k) contributions.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees. All named executive officers are provided reimbursement for payroll contributions when participating in the umbrella insurance policy.

Compensation for Chief Executive Officer

Mr. Doyle’s annual salary was increased by the Compensation Committee from $875,500 to $925,000 on March 1, 2014, and from $925,000 to $975,000 on March 1, 2015. Mr. Doyle entered into an employment agreement in March 2013 that granted Mr. Doyle an annual allotment of 35 hours of personal use of the

Company’s corporate aircraft during the term of the agreement at no charge to him to address bona fide business-oriented security concerns. For any personal use over the allotted 35 hours per year, the Company has a time-sharing agreement with Mr. Doyle that requires him to reimburse the Company for such personal use of the Company’s corporate aircraft pursuant to a statutory formula. The employment agreement also provides that Mr. Doyle be eligible for an annual performance incentive that is targeted at 200% of his annual base salary upon the achievement of the annual performance target, the actual amount of which being based on the Company’s achievement of performance target measures under the AIP. Mr. Doyle entered into a new employment agreement in March 2015 that terminates on December 31, 2018. Under Mr. Doyle’s new employment agreement, the annual allotment for personal use of the Company’s corporate aircraft was increased to 45 hours at no charge.

In February 2014, Mr. Doyle was awarded, as approved by the Board of Directors, long-term compensation in the form of an equity grant under the EIP consisting of; (i) a stock option grant of 77,630 shares with a four-year graded vesting period, a ten-year life and an exercise price equal to the closing price on the day of the grant, and (ii) a performance share grant of 15,680 shares that vest equally over four years in separate tranches. The performance shares have the same terms and conditions as those described above in the long-term compensation section. In February 2015, Mr. Doyle was awarded, as approved by the Board of Directors, (i) a stock option grant of 70,910 shares, and (ii) a performance share grant of 13,590 shares, both with the same terms as the equity grants received in 2014. Awards under the Company’s EIP in the form of stock options and performance shares are designed to reward demonstrated leadership, motivate future superior performance, align the interests of the CEO with the shareholders and to retain the CEO. The Compensation Committee believes that Mr. Doyle’s compensation is appropriate in relation to his experience, skills, past performance and market data. In December 2013, Towers provided an Executive Officer Compensation Study (the “2013 Study”) to the Compensation Committee that reflected relevant general and quick service restaurant industry compensation levels. Among other factors, the Compensation Committee considered the results of the 2013 Study when it set Mr. Doyle’s annual base salary at $925,000 per year as of March 1, 2014 (approximately 1% below the 2013 Study median). In December 2014, Towers provided an Executive Officer Compensation Study (the “2014 Study”) to the Compensation Committee using a consistent methodology as the 2013 Study. Again, among other factors, the Compensation Committee considered the results of the 2014 Study when it set Mr. Doyle’s annual base salary to $975,000 per year as of March 1, 2015. The 2013 Study and 2014 Study (collectively, the “Towers Studies”) are described in more detail above in the section titled “Benchmarking and Peer Group.”

The Compensation Committee believes that Mr. Doyle’s annual base salary in 2014 is an appropriate annual base salary for the CEO as it is within 90% to 100% of the market median according to the 2013 Study. While Mr. Doyle’s 2014 annual base salary is below the market median, his annual performance incentive target is above the market median and his long term incentive compensation is also above the market median – resulting in his total direct compensation being above the market median. The Compensation Committee believes it is appropriate to compensate Mr. Doyle at this rate as a CEO with a significant level of operational experience in the industry in which the Company competes and has served in an executive capacity at the Company for more than 16 years. The Compensation Committee will continue to evaluate Mr. Doyle’s performance as CEO and make any further necessary adjustments. Mr. Doyle’s opportunities to increase his future compensation depend on the Company’s future performance and the competitive pay practices of comparable positions within the food-service industry.

The Compensation Committee believes Mr. Doyle’s compensation package effectively links shareholder and financial performance to Mr. Doyle’s total direct compensation through the use of long-term awards and cash compensation that is based, in part, on Company performance. With respect to financial performance, the Company’s global retail sales, defined as total worldwide retail sales at Company-owned and franchise stores, increased approximately 42% during Mr. Doyle’s five-year tenure as CEO, and the Company’s segment income increased 50% during this time. As it relates to an increase in shareholder value, the price of the Company’s common stock has increased a total of 715% during Mr. Doyle’s five-year tenure as CEO. The Compensation Committee has continued the Company’s practice of using performance-based awards for equity compensation to named executive officers, consisting of stock options and performance shares. The philosophy behind this practice is that stock options and performance shares require increased Company financial performance in order for the CEO to earn long-term compensation.

Employment Agreements

Each of the named executive officers is party to a written agreement that governs their employment with the Company and includes both severance provisions as well as restrictive covenants that apply for two years following termination of employment. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post Employment Payments to Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with these named executive officers is important to protect the Company following the cessation of their employment and we also believe that severance provisions help attract and retain top-performing executive officers.

Stock Ownership Guidelines

The Compensation Committee reviews the Company’s stock ownership guidelines annually. In July 2013, the Compensation Committee amended the guidelines to require stock ownership after five years of employment or service with the Company equal to five times base salary for the CEO and three times base salary for the other named executive officers. These stock ownership guidelines are designed to align management’s and shareholders’ interests and to encourage loyalty and long-term focus of executives. All of the named executive officers and directors who have completed their respective accumulation period under the guidelines are in compliance with such guidelines.

Tax and Accounting Considerations

Section 162(m) generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per employee per year for certain executive officers. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the shareholders of a company that also meets certain other technical requirements. The Compensation Committee has utilized performance-based compensation programs that are intended to meet the deductibility requirements under Section 162(m). At the Company’s 2010 annual meeting of shareholders, the shareholders approved the AIP that is intended to qualify under Section 162(m), the terms of which are described above. In addition, an amendment to the AIP was approved by the Compensation Committee in December 2014. The Company is asking shareholders to approve the AIP as further described in Proposal Five of this Proxy Statement. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, it may pay, and it has paid, compensation that is not deductible by reason of Section 162(m). The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of overall compensation philosophy.

RISK ASSESSMENT DISCLOSURE

In February 2015, the Compensation Committee, in consultation with Towers and senior human resource executives of the Company, reviewed the risk assessment for risks associated with the Company’s compensation practices and policies for employees. Based upon the assessment performed, the Committee believes that, through the counterbalance of risk-taking incentives and risk-mitigating features guided by relevant market practices and Company goals, the Company’s compensation practices and policies do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on financial results of the Company.

SUMMARY COMPENSATION TABLE FOR 2014

The following table summarizes compensation awarded or paid to each of the named executive officers. All information set forth in this table reflects compensation earned by these individuals for services with Domino’s Pizza.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
J. Patrick Doyle	2014	915,481	—	2,159,554	1,665,164	2,255,150	457,672	7,453,021
President and Chief Executive Officer	2013	870,694	—	2,585,580	3,391,026	2,321,826	379,491	9,548,617
	2012	840,769	—	1,686,172	1,491,662	2,094,400	3,047,031	9,160,034
Russell J. Weiner	2014	492,218	—	592,453	335,000	670,450	52,136	2,142,257
President, Domino’s USA and Chief Marketing Officer	2013	455,800	—	778,812	872,616	604,391	88,185	2,799,804
	2012	430,000	—	499,337	125,001	529,760	722,876	2,306,974
Richard E. Allison, Jr.	2014	471,638	—	433,826	317,159	670,450	116,186	2,009,259
President, Domino’s International	2013	435,750	—	593,168	566,039	577,805	83,647	2,256,409
	2012	415,000	—	923,379	125,001	511,280	177,961	2,152,621
Michael T. Lawton	2014	462,215	—	495,880	294,700	609,500	51,771	1,914,066
Chief Financial Officer and Executive Vice President, Supply Chain Services	2013 2012	435,750 415,000	— —	754,092 574,197	714,383 125,001	577,805 511,280	85,372 1,132,706	2,567,402 2,758,184
Kenneth B. Rollin	2014	448,200	—	387,959	246,633	273,178	47,873	1,403,843
Executive Vice President and General Counsel	2013	414,750	—	529,260	539,460	266,708	24,897	1,775,075
	2012	395,000	—	406,414	100,104	243,320	506,419	1,651,257

(1)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 28, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2015. Amounts reflect the fair value related to awards of performance shares granted pursuant to our EIP. The stock awards for 2014 represent the first two tranches of the performance share awards granted in 2014 and the third tranche of the performance share awards granted in 2013, or the number of shares in each award that have been valued as of December 28, 2014, the end of the 2014 fiscal year. The fourth tranche of the performance share awards from 2013 and the third tranche of the performance share awards from 2014 will be valued when the performance condition is established in December 2015, and the fourth tranche of the performance share awards from 2014 will be valued when the performance condition is established in December 2016. The stock awards for 2013 represent the first two tranches of the performance share awards granted in 2013 and the final tranche of the performance share awards granted in 2012, or the number of shares in each award that were valued as of December 29, 2013, the end of 2013 fiscal year. The stock awards for 2012 represent the first two tranches of the performance share award granted in 2012 and the final tranche of the performance share awards granted in 2011, or the number of shares in each award that were valued as of December 30, 2012, the end of the 2012 fiscal year.

(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The amounts reflect the grant date fair value related to the award of stock option awards pursuant to our EIP, determined in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 28, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2015.

(3)	The 2014 amounts listed for all named executive officers are further elaborated upon in the All Other Compensation table below.

The following table below shows amounts under All Other Compensation for 2014:

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Insurance Premiums / Medical Reimbursements ($) (2)	Company Contributions to Retirement, 401(k) and Health Savings Plans ($) (3)	Tax Reimbursements ($) (4)	Dividends ($) (5)	Total ($)
J. Patrick Doyle(6)	2014	222,643	3,857	10,400	88,673	132,099	457,672
Russell J. Weiner	2014	5,009	1,657	10,400	5,096	29,974	52,136
Richard E. Allison, Jr.	2014	19,187	1,621	10,400	17,272	67,706	116,186
Michael T. Lawton	2014	2,843	5,313	10,400	5,090	28,125	51,771
Kenneth B. Rollin	2014	5,940	1,583	10,400	5,896	24,054	47,873

(1)	Mr. Doyle’s amount represents $203,069 for personal airplane usage, $14,416 for spousal travel, $4,700 in team member awards and $458 in personal pizza purchases. Mr. Weiner’s amount represents $1,683 in team member awards and $3,326 in personal pizza purchases. Mr. Allison’s amount represents $1,363 in team member awards, $14,447 for spousal travel and $3,377 in personal pizza purchases. Mr. Lawton’s amount represents $1,114 in team member awards, $1,492 in personal pizza purchases and $237 in wellness incentives. Mr. Rollin’s amount represents $3,302 in team member awards and $2,638 in personal pizza purchases. The amount reported for personal airplane usage is based on the incremental cost method. This incremental cost method is based on the variable operating costs to the Company for operating the airplane, including, but not limited to fuel costs, parking, landing fees, travel fees, catering and other miscellaneous direct costs. The total annual variable costs are divided by the annual number of flight hours flown by the airplane to calculate an average variable cost per flight hour. This average variable flight cost per flight hour is then multiplied by the flight hours flown for personal use to calculate the incremental cost for the executive. For tax purposes, income is imputed to the executive for personal travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

(2)	Mr. Doyle’s amount represents company-paid benefit of $1,577 for umbrella liability insurance, and company-paid benefit of $2,280 for group term life insurance. Mr. Weiner’s amount represents company-paid benefit of $926 for umbrella liability insurance and company-paid benefit of $731 for group term life insurance. Mr. Allison’s amount represents company-paid benefit of $926 for umbrella liability insurance and company-paid benefit of $695 for group term life insurance. Mr. Lawton’s amount represents company-paid benefit of $926 for umbrella liability insurance, company-paid benefit of $1,992 for group term life insurance, and company-paid medical expenses in the amount of $2,395. Mr. Rollin’s amount represents company-paid benefit of $926 for umbrella liability insurance and company-paid benefit of $657 for group term life insurance.

(3)	Represents the amount of company match made to the Domino’s Pizza 401(k) Savings Plan.

(4)	Mr. Doyle’s amount represents tax gross up on umbrella liability insurance payments in the amount of $1,354, tax gross up on airplane usage and spousal travel in the amount of $82,890 and tax gross up on certain other perquisites in the amount of $4,429. Mr. Weiner’s amount represents tax gross up on umbrella liability insurance payments in the amount of $795 and tax gross up on certain other perquisites in the amount of $4,301. Mr. Allison’s amount represents tax gross up on umbrella liability insurance payments in the amount of $795 and tax gross up on certain other perquisites in the amount of $16,477. Mr. Lawton’s amount represents tax gross up on umbrella liability insurance payments in the amount of $795, tax gross up on company-paid medical expenses in the amount of $2,057 and tax gross up on certain other perquisites in the amount of $2,238. Mr. Rollin’s amount represents tax gross up on umbrella liability insurance payments in the amount of $795 and tax gross up on certain other perquisites in the amount of $5,101.

(5)	Represents the dividends accrued on unvested performance shares that were paid during 2014 at the vesting of such performance shares. Amounts include a $3.00 special dividend paid in March of 2012 and dividends paid by the Company on a quarterly basis.

(6)	Mr. Doyle reimbursed the Company $19,444 in accordance with his Time Sharing Agreement for usage of the corporate aircraft in excess of the allotted hours provided to him in his Employment Agreement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning non-equity incentive plan awards and individual awards of stock options and performance shares granted during the fiscal year ended December 28, 2014 to each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise of Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Threshold (#)	Target (#)(4)		Maximum (#)
J. Patrick Doyle		0	1,850,000	5,000,000	—	—		—	—	—	—
	2/12/2014	—	—	—	—	—		—	77,630	70.81	1,665,164
	2/12/2014	—	—	—	—	3,920	(8)	—	—	—	277,575
	12/9/2014	—	—	—	—	19,827	(9)	—	—	—	1,881,979
Russell J. Weiner		0	550,000	5,000,000	—	—		—	—	—	—
	7/16/2014	—	—	—	—	—		—	15,960	73.04	335,000
	7/16/2014	—	—	—	—	1,147	(10)	—	—	—	83,777
	12/9/2014	—	—	—	—	5,359	(11)	—	—	—	508,676
Richard E. Allison, Jr.		0	550,000	5,000,000	—	—		—	—	—	—
	7/16/2014	—	—	—	—	—		—	15,110	73.04	317,159
	7/16/2014	—	—	—	—	1,087	(12)	—	—	—	79,394
	12/9/2014	—	—	—	—	3,734	(13)	—	—	—	354,431
Michael T. Lawton		0	500,000	5,000,000	—	—		—	—	—	—
	7/16/2014	—	—	—	—	—		—	14,040	73.04	294,700
	7/16/2014	—	—	—	—	1,010	(14)	—	—	—	73,770
	12/9/2014	—	—	—	—	4,447	(15)	—	—	—	422,109
Kenneth B. Rollin		0	224,100	5,000,000	—	—		—	—	—	—
	7/16/2014	—	—	—	—	—		—	11,750	73.04	246,633
	7/16/2014	—	—	—	—	845	(16)	—	—	—	61,719
	12/9/2014	—	—	—	—	3,437	(17)	—	—	—	326,240

(1)	Represents the amount to which such executive would be entitled if the Company had achieved 85% of its annual performance target under the AIP.

(2)	Represents the amount to which such executive would be entitled if the Company had achieved 100% of its annual performance incentive target under the AIP.

(3)	Represents the annual maximum amount which such executive would be entitled to receive under the AIP.

(4)	Represents one or more tranches of a performance share award of Domino’s Pizza, Inc. common stock in accordance with the vesting schedule of each respective performance share grant. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest, such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement. The awards shown for these performance shares represent the tranches of the award or the number of shares in each award that have been valued as of the end of fiscal 2014. Any remaining number of shares from a respective performance share grant will be valued when the performance condition is established for such tranche of shares.

(5)	All option awards granted in 2014 vest one-fourth per year over four years beginning on the first anniversary of the grant date and have a ten-year term, provided the named executive officer remains a current employee, except for certain circumstances including death and qualified retirement.

(6)	Reflects the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date of grant.

(7)	Represents the total ASC 718 fair value of the option awards. Also, represents the total fair value of the stock awards, determined based upon the probable outcome of the respective performance conditions.

(8)	Represents one-fourth of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 15,860.

(9)	Represents the sum of; (i) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 15,680, (ii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 44,370, and (iii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 19,260.

(10)	Represents one-fourth of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 4,590.

(11)	Represents the sum of; (i) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 4,590, (ii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 5,160, and (iii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 11,690.

(12)	Represents one-fourth of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 4,350.

(13)	Represents the sum of; (i) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 4,350, (ii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 4,370, and (iii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 6,220.

(14)	Represents one-fourth of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 4,040.

(15)	Represents the sum of; (i) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 4,040, (ii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 4,370, and (iii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 9,380.

(16)	Represents one-fourth of the maximum shares awarded under this performance share award and the maximum number of shares awarded under this performance share award is 3,380.

(17)	Represents the sum of; (i) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 3,380, (ii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 3,380, and (iii) one-fourth of the maximum shares awarded under a performance share award and the maximum number of shares awarded under this performance share award is 6,990.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards for named executive officers as of December 28, 2014:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
J. Patrick Doyle	160,000	0	10.88	07/16/18	(1)	—	—	—	—
	40,000	0	7.88	07/16/18	(2)	—	—	—	—
	60,000	0	7.97	07/16/19	(4)	—	—	—	—
	166,666	0	12.43	02/25/20	(4)	—	—	—	—
	83,334	0	9.43	02/25/20	(2)	—	—	—	—
	62,333	0	16.49	02/23/21	(4)	—	—	—	—
	124,667	0	13.49	02/23/21	(2)	—	—	—	—
	52,393	26,197	30.48	02/23/22	(4)	—	—	—	—
	21,160	10,580	30.48	02/23/22	(4)	—	—	—	—
	22,785	68,355	45.47	02/13/23	(5)	—	—	—	—
	35,120	105,360	46.83	02/27/23	(6)	—	—	—	—
	0	77,630	70.81	02/12/24	(5)	—	—	—	—
	—	—	—	—		—	—	10,580	1,009,861
	—	—	—	—		—	—	14,445	1,378,775
	—	—	—	—		—	—	33,278	3,176,385
	—	—	—	—		—	—	15,680	1,496,656
Russell J. Weiner	180,000	0	10.06	09/22/18	(3)	—	—	—	—
	16,666	0	12.32	07/20/20	(4)	—	—	—	—
	8,334	0	9.32	07/20/20	(2)	—	—	—	—
	5,000	0	25.78	07/20/21	(4)	—	—	—	—
	10,000	0	22.78	07/20/21	(2)	—	—	—	—
	6,460	3230	32.69	07/20/22	(4)	—	—	—	—
	9,255	27,765	46.83	02/27/23	(6)	—	—	—	—
	4,277	12,833	63.05	07/17/23	(5)	—	—	—	—
	0	15,960	73.04	07/16/24	(5)	—	—	—	—
	—	—	—	—		—	—	3,827	365,287
	—	—	—	—		—	—	8,768	836,906
	—	—	—	—		—	—	3,870	369,392
	—	—	—	—		—	—	4,590	438,116
Richard E. Allison, Jr.	33,333	0	17.53	03/14/21	(4)	—	—	—	—
	66,667	0	14.53	03/14/21	(2)	—	—	—	—
	1,666	0	25.78	07/20/21	(4)	—	—	—	—
	3,334	0	22.78	07/20/21	(2)	—	—	—	—
	6,460	3,230	32.69	07/20/22	(4)	—	—	—	—
	4,917	14,753	46.83	02/27/23	(6)	—	—	—	—
	3,620	10,860	63.05	07/17/23	(5)	—	—	—	—
	0	15,110	73.04	07/16/24	(5)	—	—	—	—
	—	—	—	—		—	—	3,827	365,287
	—	—	—	—		—	—	4,665	445,274
	—	—	—	—		—	—	3,278	312,885
	—	—	—	—		—	—	4,350	415,208

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Michael T. Lawton	80,000	0	10.88	07/16/18	(1)	—	—	—	—
	20,000	0	7.88	07/16/18	(2)	—	—	—	—
	30,000	0	7.97	07/16/19	(4)	—	—	—	—
	16,666	0	12.32	07/20/20	(4)	—	—	—	—
	8,334	0	9.32	07/20/20	(2)	—	—	—	—
	5,000	0	25.78	07/20/21	(4)	—	—	—	—
	10,000	0	22.78	07/20/21	(2)	—	—	—	—
	6,460	3230	32.69	07/20/22	(4)	—	—	—	—
	7,425	22,275	46.83	02/27/23	(6)	—	—	—	—
	3,620	10,860	63.05	07/17/23	(5)	—	—	—	—
	0	14,040	73.04	07/16/24	(5)	—	—	—	—
	—	—	—	—		—	—	987	94,209
	—	—	—	—		—	—	3,827	365,287
	—	—	—	—		—	—	7,035	671,491
	—	—	—	—		—	—	3,278	312,885
	—	—	—	—		—	—	4,040	385,618
Kenneth B. Rollin	20,000	0	10.88	07/16/18	(1)	—	—	—	—
	88,000	0	10.06	02/13/18	(3)	—	—	—	—
	10,000	0	12.32	07/20/20	(4)	—	—	—	—
	5,000	0	9.32	07/20/20	(2)	—	—	—	—
	4,166	0	25.78	07/20/21	(4)	—	—	—	—
	8,334	0	22.78	07/20/21	(2)	—	—	—	—
	5,173	2,587	32.69	07/20/22	(4)	—	—	—	—
	5,527	16,583	46.83	02/27/23	(6)	—	—	—	—
	2,797	8,393	63.05	07/17/23	(5)	—	—	—	—
	0	11,750	73.04	07/16/24	(5)	—	—	—	—
	—	—	—	—		—	—	3,060	292,077
	—	—	—	—		—	—	5,243	500,444
	—	—	—	—		—	—	2,535	241,966
	—	—	—	—		—	—	3,380	322,621

(1)	Option awards granted ten years prior to the option expiration date and vest in equal annual installments over five years beginning on the first anniversary of the grant date. Vesting is accelerated upon a change of control or certain employment terminations.

(2)	Option awards that have the same expiration date but different option exercise prices result from the receipt by the holders of unvested options of a reduction in option exercise price in connection with a prior Company recapitalization.

(3)	Option awards granted in connection with a stock option exchange program completed in 2009, vest over the same period and have the same term as the option awards for which they were exchanged (generally 20% over five years and a ten-year term), and were granted with an exercise price no less than $1.00 above the closing price of Domino’s Pizza, Inc. common stock on the NYSE on the date the stock option exchange program was accepted.

(4)	Option awards granted ten years prior to the option expiration date and vest in equal annual installments over three years beginning on the first anniversary of the grant date. Vesting is accelerated upon a change of control or certain employment terminations.

(5)	Option awards granted ten years prior to the option expiration date and vest in equal annual installments over four years beginning on the first anniversary of the grant date. Vesting is accelerated upon a change of control or certain employment terminations.

(6)	Represents one-time option award intended to compensate the named executive officer for dividends paid with respect to common stock of Domino’s Pizza, Inc., for which option awards were not eligible.

(7)	Awards of performance shares historically vested equally over three years in separate tranches. Beginning in 2013, performance awards vest equally over four years in separate tranches. Each vesting tranche contains a performance condition established annually by the Compensation Committee. In order for each tranche to vest such performance condition must be achieved and the named executive officer must be an employee of the Company on such vesting date, except under certain circumstances including death and qualified retirement.

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to option exercises and stock vesting for named executive officers during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Patrick Doyle	238,500	18,465,082	47,321	3,689,192
Russell J. Weiner	75,000	5,368,200	13,039	999,328
Richard E. Allison, Jr.	—	—	21,475	1,732,317
Michael T. Lawton	87,100	6,394,463	13,251	966,428
Kenneth B. Rollin	72,000	5,373,924	9,819	752,039

(1)	Equals the stock price on the NYSE on exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.

(2)	Equals the stock price on the NYSE on vesting date multiplied by the number of shares acquired on vesting. Value realized also includes an accrued cash dividend of $3.00 per share tied to shares vesting in 2014 as a result of the special dividend paid in April 2012, and an accrued cash dividend for each quarterly dividend paid prior to vesting.

NON-QUALIFIED DEFERRED COMPENSATION

A select group of management or highly compensated employees as defined by the Employee Retirement Income and Security Act of 1974, as amended, as well as the Company’s Directors, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan. The purpose of this plan is to provide supplemental retirement income and to permit eligible employees the option to defer receipt of compensation pursuant to the terms of the Domino’s Pizza Deferred Compensation Plan.

Participants are able to defer a portion of eligible compensation (including base salary and the annual performance incentive). Participants elect a specific date or event (termination) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to invest their deferrals in mutual funds selected by them from a lineup of options. The options available under the Deferred Compensation Plan for the fiscal year ended December 28, 2014 were as follows:

Baron Trust Small Cap Fund
Credit Suisse Commodity Return Strategy Fund Class I
Dreyfus Mid Cap Index Fund
Fidelity Diversified International Fund
Fidelity Money Market Trust Retirement Money Market Portfolio
Fidelity Puritan Fund
Harding Loevner Institutional Emerging Markets Portfolio
Invesco Comstock Fund Class A
MainStay Large Cap Growth Fund Class I
PIMCO All Asset Fund Institutional Class
PIMCO Total Return Fund Administrative Class
Spartan 500 Index Fund – Institutional Class
Vanguard Inflation-Protected Securities Fund Admiral Shares
Vanguard REIT Index Fund Admiral Shares

There are no named executive officers who currently participate in, nor have balances under, the Domino’s Pizza Deferred Compensation Plan.

POTENTIAL POST EMPLOYMENT PAYMENTS TO EXECUTIVE OFFICERS

Each of Messrs. Doyle, Weiner, Allison, Lawton and Rollin is a party to an employment agreement providing for payments in connection with such officer’s termination. Under Mr. Doyle’s employment agreement, effective as of March 8, 2013, upon involuntary termination by the Company without cause prior to the end of the term of the agreement, or if Mr. Doyle terminates voluntarily for good reason, defined as material diminution of his responsibilities, relocation or the failure of the Company to pay Mr. Doyle, Mr. Doyle will receive an amount equal to two times his then-annual base salary. Such amount will be paid in a payment equal to six times Mr. Doyle’s base monthly salary made six months after termination of employment and monthly payments equal to Mr. Doyle’s base monthly salary for the next 18 months as well as a prorated annual performance incentive under the AIP.

Under the employment agreements of Messrs. Weiner, Allison, Lawton and Rollin, upon involuntary termination prior to the end of the term of the agreement, or if the named executive officer terminates voluntarily for good reason, defined as material diminution of the executive’s responsibilities, relocation or the failure of the Company to pay the executive, the named executive officer receives an amount equal to his then-annual base salary paid as follows: a payment equal to six times the named executive officer’s base monthly salary made six months after termination of employment and monthly payments equal to the executive’s base monthly salary for the next six months. The named executive officers are entitled to a prorated annual performance incentive under the AIP. In addition, during the severance period, each named executive officer, including Mr. Doyle, is entitled to continued medical insurance coverage. Equity awards and other benefits are governed by the terms of those programs. Each of the employment agreements for the named executive officers, including Mr. Doyle, contains a two year non-competition and non-solicitation provision.

The terms of the employment agreements of Messrs. Doyle, Weiner, Allison, Lawton and Rollin were established through arms-length negotiations between the Company and each executive. The Company uses peer group compensation surveys and data to establish an acceptable salary range for each executive position and then negotiates with successful candidates to arrive at a fully negotiated base salary. The base salary amounts, other severance amounts and severance periods are established by the Compensation Committee and the Company’s management in order to attract, motivate and retain talented individuals to help the Company achieve its business goals and objectives.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination happened on December 28, 2014:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)(1)
J. Patrick Doyle	Severance Pay	1,850,000	1,850,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	19,902,868

	Total	1,850,000	1,850,000	—	—	—	19,902,868

Russell J. Weiner	Severance Pay	550,000	550,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	4,335,802

	Total	550,000	550,000	—	—	—	4,335,802

Richard E. Allison, Jr.	Severance Pay	550,000	550,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	3,149,139

	Total	550,000	550,000	—	—	—	3,149,139

Michael T. Lawton	Severance Pay	500,000	500,000	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	3,781,716

	Total	500,000	500,000	—	—	—	3,781,716

Kenneth B. Rollin	Severance Pay	448,200	448,200	—	—	—	—
	Equity Award Acceleration	—	—	—	—	—	2,860,984

	Total	448,200	448,200	—	—	—	2,860,984

(1)	This represents the cumulative value of the equity awards that would vest as a result of a change in control. The amount represents the total of; (i) the difference between the closing price of Domino’s Pizza, Inc. common stock at the last business day of the registrant’s last completed fiscal year and the exercise price multiplied by the number of options that would vest as a result of a change in control, and (ii) the closing price of Domino’s Pizza, Inc. common stock at the last business day of the registrant’s last completed fiscal year multiplied by the number of performance shares that would vest as a result of a change in control.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At our 2014 annual meeting, the Company provided shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in our 2014 Proxy Statement. This non-binding advisory vote is commonly referred to as say-on-pay. At our 2014 annual meeting, our shareholders approved the proposal with approximately 76% of the votes cast voting in favor of the say-on-pay proposal.

In keeping with the preference expressed by our shareholders at the 2011 annual meeting, our Board has elected to hold a say-on-pay vote on an annual basis. Accordingly, this year we are again asking our shareholders to vote “FOR” the approval of the compensation we pay to our named executive officers as disclosed in this Proxy Statement. Shareholders will be asked to vote again on how frequently we should hold the say-on-pay vote no later than the Company’s 2017 annual meeting.

The objectives, philosophy and programs, along with the compensation paid to our named executive officers and the rationale for such compensation, are set forth in the Compensation Discussion and Analysis, and the related tables and narrative disclosures in this Proxy Statement.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material contained in this proxy statement, is hereby APPROVED.”

As we described in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our shareholders. In approving the 2014 compensation decisions for the named executive officers, the Compensation Committee considered the financial performance of the Company in 2013. In fiscal 2013, the Company’s financial results significantly exceeded its 2013 business plan and goals. The Company’s named executive officers contributed greatly to these achievements and, therefore, the compensation of the named executive officers was increased.

In addition, the Company has reviewed its compensation programs and engaged in discussions with our key shareholders to solicit feedback regarding our executive compensation programs. As a result, the Company (i) adopted a clawback policy effective in 2015, and (ii) amended the AIP to cap payouts of the annual incentive award to 250% of the target for any participant.

For these reasons, the Board is asking shareholders to again support this “say-on-pay” proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and will continue to consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPENSATION OF DIRECTORS

For 2014, each independent Director was paid a $65,000 annual retainer, plus reimbursement of expenses. In addition, the Chair of the Audit Committee was paid a retainer of $20,000 per year and non-Chair members were paid a retainer of $7,500 per year, the Chair of the Compensation Committee was paid a retainer of $15,000 per year and non-Chair members were paid a retainer of $5,000 per year, and the Chair of the Nominating and Corporate Governance Committee was paid a retainer of $10,000 per year and non-Chair members were paid a retainer of $5,000 per year.

For 2014, independent Directors also received an annual equity award of restricted stock under the EIP that was targeted at an approximate value of $100,000 on the grant date, which resulted in an annual grant of 1,420 shares of restricted stock of Domino’s Pizza, Inc. The restricted stock granted to Directors has a one-year vesting period (subject to acceleration in the case of resignation, retirement or death). As discussed above, Directors are also eligible for the qualified retirement provision in the Company’s equity awards. As of December 28, 2014, Messrs. Brandon and Hamilton and Ms. Cantor are the only Directors who had achieved the qualified retirement requirements.

For 2014, Mr. Brandon, Chairman of the Board of Directors, received an annual cash retainer of $200,000, paid in equal monthly installments, as compensation for his service as non-executive Chairman of the Board of Directors. Mr. Brandon will receive the same retainer amount for 2015. In addition, Mr. Brandon was to receive an equity award with a target value of $150,000 on the grant date. For 2014, such equity award was granted in the form of 2,120 shares of restricted stock with a one-year vesting period in accordance with the terms of the Company’s Restricted Stock Agreement for Directors.

The following table provides information concerning compensation for the Company’s Directors during 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
David A. Brandon	$200,000	$150,117	—	—	$35,961	—	$386,078
Andrew B. Balson	$90,000	$100,550	—	—	—	—	$190,550
Diana F. Cantor	$95,000	$100,550	—	—	—	—	$195,550
Richard L. Federico	$75,000	$100,550	—	—	—	—	$175,550
James A. Goldman	$75,000	$100,550	—	—	$8,134	—	$183,684
Vernon “Bud” O. Hamilton	$88,125	$100,550	—	—	—	$75	$188,750
Gregory A. Trojan	$78,125	$100,550	—	—	$6,923	—	$185,598

(1)	Amounts in the “Stock Awards” column reflect the grant date fair value of grants of restricted stock and performance shares pursuant to our EIP. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 28, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2015.

(2)	The amounts listed represent the earnings on Messrs. Brandon, Goldman, and Trojan’s Non-Qualified Deferred Compensation account balances. This is further detailed in the table of Director Non-Qualified Deferred Compensation below. No other Directors currently participate in, nor have balances under, the Non-Qualified Deferred Compensation Plan.

(3)	Includes reimbursement of certain fees incurred in the receipt of director payments.

The following table provides information on non-qualified deferred compensation plans for participating Directors as of December 28, 2014:

Name	Director Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)
David A. Brandon	200,000	—	35,961	—	434,121
Andrew B. Balson	—	—	—	—	—
Diana F. Cantor	—	—	—	—	—
Richard L. Federico	—	—	—	—	—
James A. Goldman	75,000	—	8,134	—	150,431
Vernon “Bud” O. Hamilton	—	—	—	—	—
Gregory A. Trojan	—	—	6,923	—	79,847

(1)	Entire amounts contributed by participants are included as “Fees Earned or Paid in Cash” in the Director Compensation Table above.

(2)	Reflects market-based earnings on amounts deferred by plan participants.

(3)	Of the amounts reflected in this column, $198,160, $67,297 and $72,924 were previously reported as compensation in the 2013 director compensation table for Messrs. Brandon, Goldman and Trojan, respectively.

The following table shows the number of shares underlying outstanding option awards and restricted stock awards for the Company’s non-employee Directors as of December 28, 2014:

Name	Outstanding Option Awards	Outstanding Stock Awards
David A. Brandon	—	2,120
Andrew B. Balson	35,000	1,420
Diana F. Cantor	6,000	1,420
Richard L. Federico	—	1,420
James A. Goldman	6,000	1,420
Vernon “Bud” O. Hamilton	62,000	1,420
Gregory A. Trojan	—	1,420

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 28, 2014, the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans, and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(1)
Equity compensation plans approved by shareholders	3,599,703	(2)	$22.47	3,613,603
Equity compensation plans not approved by shareholders	—		—	—

Total	3,599,703		$22.47	3,613,603

(1)	Includes 241,118 shares that may be issued under the Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan.
(2)	Consists of 3,590,115 options and 9,588 restricted stock units currently awarded under the EIP.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan was adopted by the Board on June 1, 2004 and approved by the Company’s shareholders, an Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP Plan”), was approved by shareholders at the 2008 annual meeting of shareholders and a further amendment to the EIP Plan was approved by shareholders at the 2009 annual meeting of shareholders. The outstanding options issued under the EIP Plan prior to July 2009 generally vest ratably over a five-year period, the outstanding options issued under the EIP Plan beginning in July 2009 through February 2013 generally vest ratably over a three-year period, and outstanding options issued under the EIP Plan beginning in February 2013 generally vest ratably over a four-year period. As of December 28, 2014, there were 3,590,115 options outstanding at a weighted average exercise price equal to $22.47 per share, of which 2,881,874 were exercisable at a weighted average exercise price equal to $11.46 per share, 10,640 shares of restricted stock and 420,127 performance shares currently issued and outstanding under the EIP Plan. As of December 28, 2014, there were a total of 3,382,073 authorized but unissued shares under the EIP Plan.

Under the EIP Plan, there were a total of 4,020,882 options, performance shares and shares of restricted stock currently issued and outstanding and a total of 2,881,874 of such options were fully vested.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the EIP Plan includes (1) 15,600,000 shares of common stock, plus (2) any shares returned to the EIP Plan as a result of termination of options that were granted under the EIP Plan (by reason of forfeiture) and any shares held back in satisfaction of total exercise cost from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year is 1,000,000. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the EIP Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the EIP Plan is determined by the Plan administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the exercise price must be at least equal to the fair market value of Domino’s Pizza, Inc. common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the EIP Plan may not exceed ten years.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

Review and Approval of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its Directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Company does not currently have a specific written policy on the review, approval or ratification of transactions required to be reported under Section 404(a) of Regulation S-K, but the Company has enacted a Code of Business Conduct and Ethics for Directors, Officers and Employees as well as Corporate Governance Principles, both of which contain provisions relating to possible conflicts of interest of employees, Directors and officers of the Company. The Company’s Board of Directors is to review, approve or ratify any potential related person transaction and consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company, whether the transaction would impair the judgment of a Director or officer of the Company and any other matters deemed important. As required under SEC rules, transactions with any related person that are determined to be directly or indirectly material are disclosed in the Company’s Proxy Statement.

Time Sharing Agreement with Patrick Doyle for Use of Corporate Aircraft

In accordance with the terms of the Time Sharing Agreement between Domino’s Pizza LLC and J. Patrick Doyle, the Company’s President and CEO and a member of the Company’s Board of Directors, dated as of February 25, 2010, Mr. Doyle is entitled to 35 hours per year of personal use of the Company aircraft without charge and he shall pay the Company for any personal use in excess of the 35 hours at a reimbursement rate set by the Federal Aviation Regulations. For 2014, Mr. Doyle’s personal use of the Company aircraft totaled 40.9 hours and, therefore, he reimbursed the Company $19,444 for an additional five and nine-tenths hours of personal use.

Mr. Doyle and Domino’s Pizza LLC have entered into a new Time Sharing Agreement, beginning in 2015, whereby Mr. Doyle is entitled to 45 hours per year of personal use of the Company aircraft without charge.

Japan Master Franchisee

In December 2009, the Domino’s Pizza Master Franchisee for Japan, Higa Industries Co., entered into an agreement to sell the controlling interest of such Master Franchisee to funds sponsored by Bain Capital Partners, LLC. In 2013, the funds sponsored by Bain Capital Partners, LLC sold a 75% controlling interest in the Japan Master Franchisee to Domino’s Pizza Enterprises Ltd. One current member of the Company’s Board of Directors, Andrew Balson, was employed by Bain Capital Partners, LLC. Mr. Balson does not serve as an officer, director or as a party of the management team of the Japan Master Franchisee. In 2014, the Japan Master Franchisee paid $8,832,910 in franchise royalties to the Company and $198,000 in store franchise fees.

Supply Agreement

The Company has a supply agreement with Griffith Laboratories U.S.A., Inc. (“Griffith”) for the provision of certain ingredients that are used in the production of certain dough products. The supply agreement is negotiated at arms-length on an annual basis and the overall relationship between the Company and Griffith is over 20 years old. The sister-in-law of Gregory A. Trojan, one of the members of the Company’s Board of Directors, is an executive at Griffith. In 2014, the Company purchased $1,085,932 in products from Griffith, less than two percent of the consolidated gross revenues of Griffith.

PROPOSAL FOUR: PROPOSAL TO AMEND THE COMPANY’S SECOND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

The Board of Directors (the “Board”) proposes to amend Article XI of the Company’s Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the present three-year, staggered terms of our Directors and instead provide for the annual election of Directors. Currently, the Board is divided into three classes, with Directors elected to staggered three-year terms. Approximately one-third of our Directors stand for election each year. In 2014, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved, and recommended that the Company’s shareholders approve at the Annual Meeting, a plan to declassify the Board.

The Board considered the arguments in favor and against continuation of the classified board and determined that it is in the Company’s best interests to propose to declassify its Board of Directors. In its review, the Board considered the advantages of maintaining the classified Board structure in light of the Company’s current circumstances, including that a classified Board structure promotes Board continuity and stability and encourages a long-term perspective by company management, because a majority of directors will always have experience as directors of the Company.

Classified boards also provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification in light of our current circumstances, including the ability of shareholders to evaluate directors annually. Annually elected boards are perceived by many institutional shareholders as increasing the accountability of directors to such shareholders.

After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate of Incorporation, the text of which is attached to this Proxy Statement as Annex A, and recommends that the shareholders adopt this amendment by voting in favor of this proposal.

If the proposed measure is approved, beginning with the 2016 annual meeting of shareholders, the Board will be completely declassified and all directors will be subject to annual election to one-year terms.

The above description is qualified in its entirety by the actual text of the proposed amendment to the Certificate of Incorporation, which is set forth in Annex A. If the proposed amendment to the Certificate of Incorporation is approved by shareholders, the Board will adopt conforming amendments to the Company’s By-Laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF THE COMPANY TO DECLASSIFY THE BOARD.

PROPOSAL FIVE: APPROVAL OF THE DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

Overview

The Company is seeking shareholder approval of the Domino’s Pizza Senior Executive Annual Incentive Plan (the “AIP”), as amended and restated by the Compensation Committee of the Board on December 9, 2014. Section 162(m) of the Internal Revenue Code requires that the shareholders approve the material terms of the AIP at least every five years. The AIP was most recently approved by the shareholders at the 2010 annual meeting of shareholders. As proposed for approval, with the exception of the amendment to the maximum annual threshold as described below, the AIP is the same as the version approved by shareholders in 2010.

Background

United States tax laws do not allow a publicly-held company to obtain tax deductions for compensation of more than $1 million paid in any year to its highly compensated executive officers unless the payments are “performance-based” for purposes of the Internal Revenue Code. To qualify, shareholders must approve the material terms of the performance goals for such compensation at least every five years. The Company proposes to use the AIP to grant annual performance incentives to its named executive officers and other executive officers of the Company.

Purpose

The purpose of the AIP is to advance the interests of the Company by enhancing the ability of the Company to attract and retain management and employees who are in a position to make significant contributions to the success of the Company and to reward such individuals for their contributions. Performance- based awards are an important part of the Company’s compensation system.

Description of the Plan

The following paragraphs provide a summary of the principal features of the AIP. The summary is qualified in its entirety by reference to the complete text of the AIP which is attached as Annex B hereto.

Number of Participants

Under the AIP, the Compensation Committee will establish the Company executives eligible for annual performance incentives on an annual basis. The Compensation Committee established that eleven Company executives may be eligible for annual performance incentives in 2015. Those executives are: J. Patrick Doyle, Richard E. Allison, Jr., Sherri L. Enright, Stanley J. Gage, Scott R. Hinshaw, Michael T. Lawton, Lynn M. Liddle, Kenneth B. Rollin, James G. Stansik, J. Kevin Vasconi and Russell J. Weiner.

Awards

Under the AIP, the Compensation Committee may grant annual performance incentives (“Awards”) to those employees of the Company or its subsidiaries designated by the Compensation Committee who are executive officers or who otherwise are members of senior management of the Company (“Eligible Employees”). The recipient of an Award (a “Participant”) will become entitled to a cash payment if certain performance goals (described below) for the performance period, as established by the Compensation Committee, are satisfied. For the Award, the amount of the cash payment is to be based on the extent to which the performance goals are achieved. At the time an Award is granted to a Participant, the Committee shall establish, with respect to the Award, (i) a target amount, expressed as a percentage of the Participant’s base salary for such Performance Period; (ii) the performance goal(s) for the Performance Period with respect to the Award; (iii) the payments to be made with respect to various levels of achievement of the performance goal(s) for the Performance Period;

and (iv) whether the Award is intended to satisfy the requirements for performance- based compensation (as described below). Additionally, on December 9, 2014, the Compensation Committee of the Board of Directors approved an amendment and restatement of the AIP to amend the maximum annual threshold to be the lessor of (i) 250% of an individual’s annual performance incentive target, or (ii) $5,000,000 per participant.

Performance-Based Compensation

A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not included in the $1 million limit. The Committee may designate any Award under the AIP as intended to be “performance-based compensation.” Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m).

Plan Benefits

The Compensation Committee has the sole discretion to set the performance goals for Awards under the AIP. For this reason, the Company cannot determine the Awards that might be received by Eligible Employees under the AIP. The AIP covers only the executive officers listed above. No other executive officers, non-executive Directors or non-executive employees would be eligible for awards under the AIP.

Administration

The AIP shall be administered by the Compensation Committee. The Compensation Committee shall have the authority to: (a) determine the Participants in the AIP for any Performance Period; (b) determine the amount of the Awards for any Performance Period; (c) determine, modify or waive the terms and conditions of each Award; and (d) interpret the AIP and any terms and conditions associated with any Award granted under the AIP and to decide any questions and settle all controversies and disputes that may arise in connection with the AIP or any Award granted under the AIP. The Compensation Committee may amend, suspend or discontinue the AIP and the Eligible Employees at any time or times, subject to applicable law and the receipt of any required regulatory approvals and, where required by applicable law, subject to approval by the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL

OF THE DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

PROPOSAL SIX: SHAREHOLDER RESOLUTION REGARDING VEGAN MENU OFFERINGS

The People for the Ethical Treatment of Animals (PETA) has advised the Company that it intends to present the following shareholder proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. The address and share ownership of the proponent will be furnished to any shareholder upon request. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote AGAINST this proposal.

Shareholder Proposal

RESOLVED, that in order to advance animal welfare, reduce its ecological footprint, expand its healthier options, and meet a growing demand for plant-based foods, shareholders encourage the board to have Domino’s expand its menu offerings to include vegan cheeses and vegan meats.

Supporting Statement

“According to Google Trends,” the Huffington Post notes, “public interest in a vegan diet is higher than ever before.” Surveys and rankings continue to list vegan foods as a top trend. In the National Restaurant Association’s 2014 “What’s Hot” survey of top food trends as perceived by leading chefs, 74 percent of those surveyed say that vegan entrées are either a “hot trend” or a “perennial favorite.”

As a result, pizza chains across the country, such as zpizza, Uncle Maddio’s Pizza Joint, PizzaRev, Mellow Mushroom, RedBrick Pizza, Brixx, Your Pie, and Blaze Pizza, have responded by adding vegan cheese, and many offer vegan meats. Heated competition is now coming from the surge of fast casual brands, many with big backing, and it’s common to find them leading the way with premium vegan toppings.

Premium vegan toppings can also expand Domino’s healthier menu offerings. The Academy of Nutrition and Dietetics states that vegetarians and vegans enjoy a lower risk of death from ischemic heart disease, lower blood cholesterol levels, lower blood pressure, lower rates of hypertension and type 2 diabetes, and a lower body mass index as well as lower overall cancer rates. Younger generations are more likely to be vegetarian or vegan, and Domino’s could bring in these customers while also enhancing its healthier options for its Smart Slice School Lunch Program. More adults are also becoming vegan, and public figures ranging from former president Bill Clinton to Ellen DeGeneres are raising awareness of the health benefits of vegan eating.

Vegan foods are also best for the environment. The Food and Agriculture Organization (FAO) of the United Nations has declared that the “livestock sector is one of the top two or three most significant contributors to the most environmental problems at every scale from global to local.” Animal agriculture is a leading contributor to climate change—accounting for 18 to a staggering 51 percent or more of global greenhouse-gas emissions, according to reports published by the United Nations and the Worldwatch Institute, respectively. Plant-based foods also contribute to food security and price stabilization as we face major droughts. As David Pimentel of Cornell University noted, producing one pound of animal protein requires about 100 times more water than producing one pound of grain protein.

Domino’s received great media attention when it launched a vegan pizza in Israel, and its current pizza sauce and thin crust are apparently already vegan. By offering premium vegan toppings, Domino’s cannot just keep up with the growing public interest in animal-free foods but also promote operations that are less detrimental to the environment, public health, and animal welfare.

We urge shareholders to support this socially and ethically responsible resolution.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THE SHAREHOLDER RESOLUTION

The Board recommends shareholders vote AGAINST the shareholder resolution. As our menu stands today, there are already vegan options among the 34 million possible combinations of pizza. Our customers can make their pizzas as indulgent or as light as they like – consumer choice has been a hallmark of our brand for many years. Customers so inclined can order a no-cheese thin crust pizza with vegetables and can enjoy a vegan pizza from Domino’s.

It is unduly burdensome to offer vegan cheeses and vegan meats in that it is calling for individual, independently-owned franchised stores to purchase and carry menu items for which there has not been meaningful consumer demand. Procurement, transportation, storage requirements and food waste related to unsold product would be an added and unnecessary cost to put upon our independent franchise owners and Company-owned stores. With no material consumer demand and added costs, there would be no shareholder value associated with adding this to our menu.

Our track record since 2008 clearly demonstrates that we conduct extensive research on potential menu items and additions to our menu to meet evolving consumer demand. Since 2008, a majority of our menu items are new or improved. Our focus is meeting significant consumer demand in a way that is beneficial to our independent franchise owners and Company-owned stores. Cheese tests performed in recent years included a vegan cheese option. It did not perform well in operational tests. From those initial tests, we elected not to pursue this as a potential menu item.

Our independently-operated master franchise company in Israel has a vegan cheese option in its 45 stores, as there was an indication of demand in that specific market. To date, based on the franchisee’s own reporting, the vegan cheese option makes up just 1.2% of the cheese sold on pizzas. Even in a market where there is potential “demand,” the mix is exceedingly low.

To reiterate, we continually conduct extensive research on potential new products. Like any prudent restaurant operation, we only add new items to our menu when there is meaningful consumer demand for that product. We have yet to see any clear indication of that demand which would suggest that we add it to the menu of our more than 5,000 U.S. stores and, therefore, the Board cannot and does not support this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS

VOTE AGAINST THE ABOVE PROPOSAL.

PROPOSAL SEVEN: PROXY ACCESS FOR SHAREHOLDERS

The Marco Consulting Group Trust I has advised the Company that it intends to present the following shareholder proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. The address and share ownership of the proponent will be furnished to any shareholder upon request. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote AGAINST this proposal.

Shareholder Proposal

RESOLVED; shareholders of Domino’s Pizza, Inc. (“Domino’s”) ask the Board of Directors (the “Board”) to adopt, and seek shareholder approval for, a “proxy access” bylaw (the “Bylaw”). The Bylaw shall require Domino’s to include in its proxy materials provided to shareholders in connection with a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (both defined below) of any person (“Nominee”) nominated for election to the Board by a shareholder or group of shareholders (“Nominator”) that satisfies the requirements below and to allow shareholders to vote for the Nominee on the Domino’s proxy card.

The number of Nominees required to be included in the proxy materials for a shareholder meeting shall not exceed one-quarter of the directors to be elected at that meeting. The Bylaw shall provide that a Nominator must:

(a) have beneficially owned 3% or more of Domino’s outstanding common stock continuously for at least three years on the date on which the nomination is submitted;

(b) provide written notice received by the Secretary within the time period specified in the bylaws; such notice shall contain the information required to be disclosed about the Nominee and the Nominator by SEC rules in connection with a contested director election solicitation (with separate disclosure for each shareholder in a group) (all disclosure in this section is the “Disclosure”); and

(c) execute an undertaking that it agrees to (i) assume all liability arising out of any violation of law or regulation in connection with the Nominator’s communications with Domino’s shareholder, including the Disclosure; (ii) to the extent it uses soliciting material other than Domino’s proxy materials, comply with all laws and regulations relating thereto.

The Nominator may furnish a 500-word statement in support of the Nominee’s election (the “Statement”) for inclusion in the proxy statement. The Board shall adopt a procedure for timely resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the Bylaw and applicable SEC rules and the priority to be given in if the number of Nominees nominated exceeds the limit.

Supporting Statement

We believe that stockholders of U.S. public companies currently have no meaningful control over the director nomination and election process. In our view, access to the proxy for purposes of electing a director nominated by stockholders with a significant stake in Domino’s is the most effective mechanism for ensuring accountability. We believe that greater accountability would benefit Domino’s, where executive compensation is excessive and insufficiently tied to long-term performance.

We urge shareholders to vote for this proposal.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO SHAREHOLDER RESOLUTION

The Board recommends that you vote AGAINST this shareholder proposal at this time because:

•	it advances a solution for a problem that does not exist at the Company;

•	it ignores the effective voice shareholders already have;

•	it is proposed during a year in which the Board is already undertaking significant governance changes; and

•	it would introduce an unnecessary and potentially expensive and destabilizing dynamic into the Board election process.

In the end, proxy access at this time will only interfere with the Board’s ability to serve the long-term interest of all shareholders.

The proposal is a solution in search of a problem that does not exist at this Company which is in the midst of a prolonged period of unprecedented growth and shareholder return

The fundamental premise of the proposal is that accountability to shareholders is lacking at the Company and that the proposed remedial measures are required to remedy that situation. However, the Board believes that premise is simply not true. Shareholders currently maintain appropriate access to make their views known to the Company’s Directors.

The Company’s By-Laws, Corporate Governance Principles and the Board’s practices already incorporate many measures that afford shareholders input on matters important to them and provide avenues for shareholders to effectively communicate and influence the Board. Established statutory and regulatory rules governing the Company and the proxy process add further opportunities for shareholders to express and promote their views to the Company, the Board and other Company shareholders. These policies, procedures, rules and shareholder rights include:

•	A means for shareholders to communicate directly with any Director, the Nominating and Corporate Governance Committee or the full Board at any time (see page 54 of this Proxy Statement);

•	Review of correspondence from shareholders on matters relating to the business of the Board at regular meetings of the Nominating and Corporate Governance Committee;

•	Procedures for shareholders to propose Director nominees to the Nominating and Corporate Governance Committee, which the Committee considers on the same basis as proposed nominees from other sources;

•	A By-Law provision allowing shareholders to directly nominate candidates for election to the Board and have shareholders vote on such nominees;

•	The opportunity for shareholders to solicit proxies for their nominees;

•	Shareholder proposal mechanisms under the Company’s By-Laws and under the proxy rules; and

•	A non-executive Chairman of the Board, who is currently in place and has been since March 2010;

•

An annual advisory vote on executive compensation, which has been taking place since 2011 (while the shareholder proponent has cited concerns with the Company’s executive compensation as a primary factor necessitating its proxy access proposal, at the Company’s 2014 annual meeting of shareholders votes “for” outnumbered votes “against” by more than three to one and in all prior years votes “for” outnumbered votes “against” by at least that margin).

It is not credible to claim that these existing tools have been ineffective to promote change. To the contrary, our shareholders have employed many of the measures described above to solicit Board action in recent years, and the Board has consistently responded to that input by taking actions in the best interest of all shareholders, including:

•

The management proposal included in this Proxy Statement (see page 44) to declassify the Board starting in 2016, which is the result, in part, of communications initiated by certain of the Company’s shareholders and the Board’s determination that declassification of the Board would be in the best long-term interests of the Company and its shareholders;

•

The Company’s commitment to implement a policy whereby Directors will be elected by a majority vote standard in uncontested Director elections starting in 2016 (see page 9 of this Proxy Statement), which is the result of communications by certain of the Company’s shareholders and the determination by the Board that such majority vote standard is in the best long-term interests of the Company and its shareholders; and

•

The Board’s implementation of a clawback policy for the Company to potentially recover bonus, performance-based compensation and equity awards that were paid to certain executive officers of the Company as a result of misstatements in the Company’s financial statement, which is the result, in part, of communications by certain of the Company’s shareholders and the determination by the Board that such clawback policy is in the best long-term interests of the Company and its shareholders.

The foregoing measures evidence the Company’s willingness to work together with shareholders to improve corporate governance where it is in the best interests of the Company and promotes a strategy of long-term value creation. All of the Directors have served on the Board at least four years and seven of eight Directors have served on the Board since 2010. This Board has overseen the Company’s unprecedented growth and shareholder return during this period. Since the beginning of 2010, the Company’s stock price has increased from $7.83 to $101.36 on March 9, 2015, a 1,195% increase.

The proposal interferes with effective corporate governance

In addition to being unnecessary at this Company to facilitate effective shareholder communication and enable shareholders to have access to, and influence the decisions of, the Board, the Board believes that the proposal carries with it consequences that would, in fact, be harmful to the Company and shareholder value. There are four that bear mention.

Expense and Distraction. Proxy access sets up a procedure that facilitates proxy contests and annual contested elections that can be expensive and disruptive, and creates an uneven playing field in which the Company bears substantial expense while the shareholder and its director nominee need expend little resources to promote its candidacy. It is worth noting that the United States Court of Appeals for the District of Columbia overturned the SEC’s proxy access rule in 2011 precisely because it determined that the SEC had not adequately assessed the expense and distraction proxy contests would entail.

The Company already bears the expense of filing and distributing proxy materials, which would contain the shareholder nominee, and depending on the independence and qualifications of the nominee, the Board may feel compelled to undertake an additional and expensive campaign to inform shareholders of the reasons the shareholder nominee should not be elected. Annual contested elections would serve to divert key Company resources and the time and attention of management and the Board away from the Company’s strategic initiatives and operational goals.

In the absence of proxy access, however, the playing field is leveled, as the shareholder nominee would similarly need to undertake the expense of soliciting proxies on the nominee’s behalf. The desire to avoid this expense has sometimes been cited as a reason for proxy access, but there is no reason why a shareholder or groups of shareholders holding 3% of the outstanding shares of the Company (which at today’s share price would constitute over $160 million worth of shares) should not, if they have a legitimate interest in sitting on the Board, bear the expense of soliciting proxies. History has shown that the associated expense that the challenger must bear serves as an important filter to limit such challenges to instances where there are significant enough underlying governance issues to warrant the challenge. The proxy access proposal would eliminate any such constraint.

Influence of Special Interests. Proxy access allows a shareholder or groups of shareholders with special interests to use the proxy process to promote a specific agenda not necessarily supported by the stockholder base as a whole. In recent years, for example, the Company has received, and included in its proxy statement, shareholder proposals regarding the “MacBride Principles” related to Northern Ireland, use of gestation crates by certain producers, evaluation of controlled-atmosphere killing and dehorning of cows by dairy suppliers.

In the context of director elections, allowing a shareholder or groups of shareholders of as little as 3% of the outstanding shares of the Company to bypass the nomination process and place a director candidate representing a special interest group directly on the proxy statement for consideration could create the very real risk of politicizing the Board election process at virtually no cost to the proponent. The nomination of a candidate through the proxy access proposal would convert each such Board election into a contested contest in which the proposed Director nominee would only need to win on a plurality basis to be elected. Given this intersection between proxy access and plurality voting, at little or no cost to itself, a shareholder with an agenda to promote a narrow based interest need only gain the support of a limited number of shareholders who sympathize with that interest (or with an issue the shareholder sets up as a surrogate for its true underlying interest) to create a potentially destabilizing circumstance for the governance of the Company by nominating a candidate irrespective of whether they expect that candidate to win election to the Board. It is worth noting that the prospect of continuous contested elections where plurality voting will determine the election of directors is in direct conflict with the majority voting standard for director elections that certain of the Company’s shareholders convincingly persuaded the Board was in the best interests of shareholders. This proxy access proposal is not in the best interests of shareholders as a whole.

Bypassing Current Processes. Proxy access would bypass the Board’s current process for identifying, screening and selecting Directors who meet the Board’s (and regulatory) independence requirements, eligibility requirements and experience profiles. To function optimally, any board should be comprised of directors with the set of complementary skills and experiences needed to provide the appropriate oversight role for their company in light of the company’s strategic priorities and the scope and complexity of the company’s business.

The proposal undermines the role of the independent Nominating and Corporate Governance Committee that is responsible for the crucial role of selecting director nominees to be voted on at each annual meeting. When reviewing and recommending Director nominees, the Nominating and Corporate Governance Committee, which is comprised entirely of independent Directors who owe fiduciary duties to act in the best interests of all shareholders, seeks those who have the skills and qualifications to enhance the effectiveness of the Board, are free from conflicts of interest and will represent the interests of all shareholders, not just those with special interests. As part of its evaluation of each candidate, the Committee takes into account how that candidate’s background experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates. The Nominating and Corporate Governance Committee considers potential nominees identified by shareholders using the same criteria and process it uses for nominees identified by others. Proxy access would bypass this process by placing directly into nomination candidates who may fail to meet the independence or other qualifications established by the Board or who may fail to contribute to the mix of needed perspectives.

Furthermore, there is no limit on the ability of shareholders, even the same ones, to advance additional candidates in subsequent years, and the proxy access proposal does not require that nominating shareholders disclaim any intent to effect a change in control. Such shareholders’ true intentions would be unknown. Such lack of important safeguards against abuse of the proxy access mechanism is not in the best interest of our shareholders and could cause abrupt changes in our Board.

Board Disruption. The election of a shareholder’s Director nominee, particularly one representing a narrow interest, risks disrupting the Board and preventing the Board from effectively promoting the long-term interests of shareholders. A Director that does not fit into the mix of skills and experience the Board seeks would at best fail to contribute to the work of the Board and would at worst create tensions that disrupt the effective functioning of the Board, particularly if the Director advocates for narrow interests that are not shared by all shareholders.

Moreover, a Director elected by one shareholder group in one year may face successful opposition from a Director nominated by another shareholder group in a subsequent year, setting up ongoing instability on the Board. Our Company’s success in recent years has grown out of its consistent application of a successful strategy for long-term value creation. The potential disruption of perennial proxy contests would substantially distract the Board from its highest value activities, would contravene our shareholders’ focus on the adoption of governance practices that enhance their long-term economic interests, and could discourage highly qualified candidates from serving on the Board, causing higher turnover and resulting in a less experienced Board.

The Board believes that the current measures the Company employs for the evaluation, nomination and election of Directors have led to a Board that is responsive to shareholder input and consistently promotes a strategy of long-term value creation. There is no need to adopt a procedure that provides no additional benefit and creates a set of otherwise highly undesirable consequences, including possibly adversely affecting the pursuit of the Company’s long-term strategy and putting shareholder value at risk.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE AGAINST THE ABOVE PROPOSAL.

OTHER MATTERS

Attending the Annual Meeting

The Annual Meeting will be held on Tuesday, April 21, 2015 at 10:00 a.m. EDT at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2016, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than November 12, 2015 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s By-Laws, any shareholder of record of Domino’s Pizza, Inc. entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Secretary of Domino’s Pizza at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth; (i) as to each person whom the shareholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of shareholder proposals for submission to the Domino’s Pizza annual meeting of shareholders without inclusion in the Company’s 2016 Proxy Statement is February 21, 2016. Unless such notice is received by Domino’s Pizza at its corporate headquarters, Attention: Corporate Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and interested persons may communicate with the Board or one or more Directors by sending a letter addressed to the Board or to any one or more Directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Ms. Cantor or to another independent Director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The

Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3008.

General Information

Our 2014 Annual Report was mailed or made available to our shareholders with this Proxy Statement and is posted on our corporate website at biz.dominos.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as filed with the SEC, will be sent to any shareholder, without charge, upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

It is important that Proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 1 of this Proxy Statement.

By order of the Board of Directors.

Adam J. Gacek Secretary

Annex A

FORM OF CERTIFICATE OF AMENDMENT TO THE

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF DOMINO’S PIZZA, INC.

The corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That, on February 11, 2015, resolutions were duly adopted by the Board of Directors of Domino’s Pizza, Inc. (the “Corporation”) setting forth a proposed amendment to the Corporation’s Second Restated Certificate of Incorporation (the “Amendment”), declaring the Amendment to be advisable and directing that such Amendment be presented to the Corporation’s shareholders for consideration and approval at the next annual meeting of shareholders.

SECOND: That thereafter, the holders of a majority of the shares voted in person or by proxy of the Corporation entitled to vote thereon approved the Amendment at the annual meeting of the Corporation’s shareholders in accordance with Section 242 of the DGCL.

THIRD: Effective upon filing of this Certificate of Amendment with the Delaware Secretary of State, ARTICLE XI of the Company’s Second Restated Certificate of Incorporation, as amended, is hereby further amended by deleting the ARTICLE XI in its entirety and replacing it with the following:

ARTICLE XI

This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

2. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

3. Terms of Office. Directors shall hold office for a term ending on the date of the next annual meeting following their election and until their successors shall have been elected and qualified, subject to their earlier death, resignation or removal.

4. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

6. Amendment to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of least seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote

A-1

generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XI, unless such amendment, repeal or adoption has been approved by a majority of those directors of the Corporation who have been determined by the Corporation to be independent under the applicable listing standards of the New York Stock Exchange.

FOURTH: This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this             day of April, 2015.

By:
Title:
Name:

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Annex B

DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

(2015 AMENDMENT AND RESTATEMENT)

The following sets forth the terms and conditions of the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan (2015 Amendment and Restatement).

1.	Purpose

The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing the ability of the Company and its subsidiaries to attract and retain management and employees who are in a position to make significant contributions to the success of the Company and its subsidiaries and to reward such individuals for their contributions.

2.	Defined Terms

In the Plan, the following terms have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls or is controlled by or is under common control with such Person.

(b) “Award” means an award under the Plan. All Award payments shall be in cash.

(c) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(d) “Committee” means the compensation committee of the board of directors of the Company, as such committee is from time to time constituted and which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)), may be deemed to be any subcommittee of the Committee to which the Committee has delegated its duties and authority under the Plan consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Code and the regulations promulgated thereunder.

(e) “Company” means Domino’s Pizza, Inc. and any successor.

(f) “Participant” means, with respect to each Performance Period, each executive officer and other senior employee of the Company or any of its subsidiaries who is selected by the Committee to participate in the Plan with respect to such Performance Period.

(g) “Performance Measure” means an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; net income; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Measure need not be based upon an increase, a positive or improved result or avoidance of loss. A Performance Measure shall be determined in accordance with Section 4.1.

(h) “Performance Period” means the period over which performance with respect to an Award is to be measured.

(i) “Person” means any individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or other entity or group.

(j) “Plan” means this Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan as amended and in effect from time to time.

3.	Administration and Amendment

3.1. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) determine the Participants for any Performance Period, (b) determine the amount of the minimum, target, maximum or other opportunity amounts under any Award, (c) determine, modify or waive the terms and conditions of each Award; and (d) interpret the Plan and any terms and conditions associated with any Award and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any Award. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee will exercise its discretion consistent with qualifying Awards for that exception. Determinations of the Committee made under the Plan shall be conclusive and shall bind all parties.

3.2. Amendment. The Committee may amend, suspend or discontinue the Plan at any time or times, subject to shareholder approval if so required by applicable law (including the Code) or stock exchange rules. No such amendment shall adversely affect the rights of any Participant as to any Award opportunity previously granted under the Plan without the consent of the affected Participant.

4.	Establishment of Award Opportunities and Performance Goals

4.1. In General. The Committee shall determine, in respect of each Award opportunity, the Performance Period over which performance in respect of such Award opportunity is to be measured, the Performance Measures to be used in measuring performance, and for each level of possible achievement under the Performance Measures so established, the Award amount (or the maximum Award amount) to be paid to each Participant. Except as the Committee otherwise determines and subject to the provisions of the Plan, the foregoing determinations shall be established not later than 90 days after the commencement of the Performance Period (or, in the case of a Performance Period of less than 12 months’ duration, not later than by the end of the first 25% of such period).

4.2. Maximum Award Amount. The maximum amount that may be paid to any Participant under any Award or Awards for any fiscal year or portion thereof shall be $5,000,000.

4.3. No Right to Participate. Nothing in the Plan shall be deemed to create any obligation on the part of the Committee to select any executive officer or senior employee as a Participant for any Performance Period, or to confer upon any Participant in the Plan the right to remain a Participant in the Plan on the same terms or conditions, or at all, for any subsequent Performance Periods.

4.4. Maximum Bonus Payout Percentage. The maximum payout percentage for any Participant in any fiscal year shall be 250% of that Participant’s Award Amount.

5.	Payment of Awards

Payment of any Award shall be made, if at all, not later than by March 15 of the calendar year following the calendar year in which or with which ends the applicable Performance Period. In the case of an Award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, no payment shall be made unless the Committee shall first have certified achievement of the applicable Performance Measures at a level sufficient to support the payment of such amount, based on the terms of the Plan and the determinations established by the Committee pursuant to Section 4.1 above.

6.	Operation of the Plan

6.1. Compliance with Applicable Law. As a condition of participating in the Plan, each Participant agrees to comply with all applicable laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance by the Company with applicable law.

6.2. Withholding. The Company may withhold from any payment under the Plan all taxes and other assessments, if any, determined by the Company to be required to be withheld.

7.	Merger or Combination

If (a) the Company merges into or combines with any other entity and, immediately following such merger or combination, any Person or group of Persons acting in concert holds 50% or more of the voting power of the entity surviving such merger or combination (other than any Person or group of Persons which held 50% or more of the Company’s voting power immediately prior to such merger or combination or any Affiliate of any such Person or member of such group); (b) any Person or group of Persons acting in concert acquires 50% or more of the Company’s voting power; or (c) the Company sells all or substantially all of its assets or business for cash or for securities of another Person or group of Persons (other than to any Person or group of Persons which held 50% or more of the Company’s total voting power immediately prior to such sale or to any Affiliate of any such Person or any member of such group), then, unless the Committee provides for the continuation or assumption of some or all unpaid Awards or for the grant of new awards in substitution therefor (which need not be payable in cash) by the surviving entity or acquiror, in each case on such terms and subject to such conditions as the Committee may determine, with respect to any Award that is not so assumed or continued: (i) the then current Performance Period shall be deemed to end on the last day which is the last day of a fiscal quarter occurring on or prior to the effective date of the merger, combination or sale (or if the Committee in its sole discretion determines that it can make a reasonable determination of performance through such effective date, the current Performance Period shall be deemed to end on such effective date); (ii) the target Award amounts shall be prorated (to the extent proration would be applicable to such amount) for the number of days in such shortened Performance Period; and (iii) the amount of any so prorated Awards for such shortened period shall be determined and the Company shall pay, within twelve months following the effective date of such transaction (but in no event later than March 15 of the calendar year following the calendar year containing the effective date of such transaction), such prorated Award to each Participant in respect of such shortened Performance Period.

8.	Termination of Employment

If a Participant ceases to be employed by the Company or any of its Subsidiaries prior to the end of any Performance Period as a result of resignation, dismissal or any other reason, the Participant shall immediately cease to participate in the Plan and shall not be entitled to receive any payment for any Award in respect of such Performance Period.

9.	Rights of Participants

9.1. No Right to Continue as Officer or Employee. Neither the adoption of the Plan nor the selection of any Participant as a Participant shall confer any right to continue as an officer or employee of the Company or any of its subsidiaries, or affect in any way the right of the Company or any of its subsidiaries to terminate the Participant’s employment at any time. Neither any period of notice, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

9.2. No Trust or Fiduciary Relationship. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant or be construed as requiring the Company or any subsidiary or affiliate of the Company to establish a trust or otherwise to set aside assets to fund the payment of Awards hereunder. A Participant’s right to receive payment from the Company in respect of any Award shall be no greater than the right of any unsecured general creditor of the Company.

9.3. No Assignment by Participants. The interest of any Participant under the Plan or in any Award shall not be transferable or alienable by such Participant either by pledge, assignment or in any other manner, except that in the event of a Participant’s death following the completion of a Performance Period but prior to the payment of an Award with respect to such Performance Period it shall inure to the benefit of and be binding upon the Participant’s estate (or beneficiary if one has been designated to the Company in writing prior to such death).

10.	Miscellaneous

10.1. Severability. Any term or provision of the Plan that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, it is the intent of the Company that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

10.2 Certain Adjustments. In respect of an Award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, the Committee may establish, not later than by the deadline for establishing the determinations under Section 4.1 above, objectively determinable and automatic adjustments that shall apply to the measurement of performance under such Award upon the occurrence of such events (not within the discretion of the Company or its subsidiaries) as the Committee shall also have established by such deadline. For example, but without limitation, the Committee under authority of this Section 10.2 could establish at or prior to the grant of a timely granted Award opportunity intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code that any measure of earnings applicable to such Award would automatically be adjusted to take into account an applicable change in GAAP that applies to the Performance Period. With respect to Awards not intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, the Committee may make such adjustments to the measures of performance, and at such time or times, as it determines in its discretion.

10.3. Governing Law. The Plan and all actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11.	Effective Date of Plan

The Plan as herein amended and restated shall apply to all Award opportunities granted after January 1, 2015. No payment of an Award granted under this amended and restated Plan shall take effect unless and until the Plan shall have been approved by the Company’s shareholders in accordance with Section 162(m) of the Code.

Annex C

Domino’s Pizza, Inc.

Officers and Directors

Executive Officers

J. Patrick Doyle

President, Chief Executive Officer and Director

Richard E. Allison, Jr.

President, Domino’s International

Sherri L. Enright

Executive Vice President, PeopleFirst

Stanley J. Gage

Executive Vice President, Team USA

Scott R. Hinshaw

Executive Vice President, Franchise Operations and Development

Michael T. Lawton

Executive Vice President, Supply Chain Services and Chief Financial Officer

Lynn M. Liddle

Executive Vice President, Communications, Investor Relations and Legislative Affairs

Kenneth B. Rollin

Executive Vice President, General Counsel

James G. Stansik

Executive Vice President, Franchise Relations

J. Kevin Vasconi

Executive Vice President, Chief Information Officer

Russell J. Weiner

President, Domino’s USA and Chief Marketing Officer

Board of Directors

David A. Brandon

Chairman of the Board

J. Patrick Doyle

President, Chief Executive Officer and Director

Andrew B. Balson

Director

Diana F. Cantor

Director

Richard L. Federico

Director

James A. Goldman

Director

Vernon “Bud” O. Hamilton

Director

Gregory A. Trojan

Director

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DOMINO’S PIZZA, INC. ATTN: CORPORATE SECRETARY 30 FRANK LLOYD WRIGHT DRIVE ANN ARBOR, MI 48105

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees
01 David A. Brandon 02 Diana F. Cantor 03 Richard L. Federico
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain	The Board of Directors recommends you vote AGAINST proposals 6 and 7.	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the 2015 fiscal year	☐	☐	☐	6 Shareholder proposal regarding vegan menu offerings	☐	☐	☐
				7 Shareholder proposal regarding proxy access for shareholders	☐	☐	☐
3. Advisory vote to approve the compensation of the named executive officers of the Company	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
4 Approval of an amendment to the Company’s Second Restated Certificate of Incorporation in order to implement declassification of our Board of Directors	☐	☐	☐
5 Approval of the Domino’s Pizza Senior Executive Annual Incentive Plan	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

DOMINO’S PIZZA, INC. Annual Meeting of Shareholders April 21, 2015 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints J. Patrick Doyle, Michael T. Lawton and Adam J. Gacek, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino’s Pizza, Inc. to be held at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, on Tuesday, April 21, 2015, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (FOR all the nominees listed in Proposal One, FOR Proposal Two through Proposal Five, and AGAINST Proposal Six and Proposal Seven). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side